Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS	ENTERED
HOUSTON DIVISION	04/14/2017

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In re:	§	Chapter 11
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MEMORIAL PRODUCTION	§	Case No. 17-30262
PARTNERS LP, et al.,	§
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Debtors.[1]	§	(Jointly Administered)
§

FINDINGS OF FACT, CONCLUSIONS

OF LAW, AND ORDER CONFIRMING SECOND AMENDED JOINT PLAN OF

REORGANIZATION OF MEMORIAL PRODUCTION PARTNERS LP, ET AL. UNDER

CHAPTER 11 OF THE BANKRUPTCY CODE AND GRANTING RELATED RELIEF

WHEREAS, on January 17, 2017, Memorial Production Partners LP and its debtor affiliates in the above-captioned cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), as debtors and debtors in possession (collectively, the “Debtors”), proposed and filed the Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 18), and filed the Disclosure Statement for Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 19); and

WHEREAS, on February 24, 2017, the Debtors filed the Disclosure Statement for Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 227) and proposed and filed the Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 228); and

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Memorial Production Partners LP (6667); Memorial Production Partners GP LLC; MEMP Services LLC (1887); Memorial Production Operating LLC; Memorial Production Finance Corporation (3356); WHT Energy Partners LLC; WHT Carthage LLC; Memorial Midstream LLC; Beta Operating Company, LLC; Columbus Energy, LLC; Rise Energy Operating, LLC; Rise Energy Minerals, LLC; Rise Energy Beta, LLC; San Pedro Bay Pipeline Company (1234); and Memorial Energy Services LLC. The Debtors’ mailing address is 500 Dallas Street, Suite 1600, Houston, Texas 77002.

WHEREAS, on February 27, 2017, after notice and a hearing, (i) the Court entered the Order (I) Approving the Adequacy of Disclosure Statement, (II) Approving the Solicitation and Notice Procedures with Respect to Confirmation of the Debtors’ Proposed Joint Plan of Reorganization, (III) Approving the Form of Ballots and Notices in Connection Therewith, (IV) Scheduling Certain Dates with Respect Thereto, and (V) Granting Related Relief (ECF No. 245) (the “Disclosure Statement Order”); (ii) the Court scheduled a hearing to confirm the Plan held on April 4, 2017 (the “Confirmation Hearing”); and (iii) in accordance the Disclosure Statement Order, the Debtors filed the solicitation version of the Disclosure Statement for Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 246) (the “Disclosure Statement”); and

WHEREAS, between February 28, 2017 and March 2, 2017, the Debtors, through their solicitation and balloting agent Rust Consulting/Omni Bankruptcy (the “Solicitation Agent”), duly caused the transmittal of Plan solicitation materials to Holders of Claims and Interests as described in the Affidavit of Service of Catherine Nownes-Whitaker (ECF No. 267) (the “Solicitation Affidavit”), including the Disclosure Statement, the Plan (excluding the Plan Supplement), the Solicitation Package, the Confirmation Hearing Notice, the Class 3 Ballot, the Class 4 Ballot, the Class 5 Beneficial Ballot, the Class 5 Master Ballot, the Memorial Limited Partner Notice, the Class 9 Beneficial Ballot, the Class 9 Master Ballot, and the Non-Voting Notice (each as defined in the Solicitation Affidavit; collectively, the “Solicitation Materials”) in accordance with the Disclosure Statement Order; and

WHEREAS, on March 13, 2017, the Debtors, through the Solicitation Agent, caused to be published in the Houston Chronicle and the national edition of USA Today notice of the Confirmation Hearing as set forth in the Affidavit of Publication of Victoria Bond (ECF No. 270) and the Verification of Publication of Toussaint Hutchinson (ECF No. 271) (collectively, the “Publication Affidavits”); and

WHEREAS due and proper notice of the Confirmation Hearing was given to holders of Claims and Interests and all other parties in interest in these chapter 11 cases, in compliance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules for the Southern District of Texas (the “Local Rules”) as established by the affidavits of service, mailing, and/or publication filed with the Court, including the Solicitation Affidavit and the Publication Affidavits (collectively, the “Confirmation Notice Affidavits”), and such notice being sufficient under the circumstances and no further notice being required; and

WHEREAS, on March 24, 2017, the Debtors filed a notice attaching certain documents related to the Amended Plan (ECF No. 283) (the “Plan Supplement”); and

WHEREAS due and proper notice of the filing of the Plan Supplement was served on the appropriate parties, as established by the Affidavit of Service (ECF No. 298), and such notice thereof being sufficient under the circumstances and no further notice being required; and

WHEREAS, on March 27, 2017, certain parties filed objections to confirmation of the Plan (ECF Nos. 284, 285, 286, 287, 293, and 295); and

WHEREAS, on March 31, 2017, the Debtors, through the Solicitation Agent, filed the Certification of Catherine Nownes-Whitaker of Rust Consulting/Omni Bankruptcy with

Respect to the Solicitation and Tabulation of Votes Relating to the Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 313) (the “Voting Certification”); and

WHEREAS, on March 31, 2017, the Debtors filed an Amendment to the Plan Supplement (ECF No. 317) (the “Amendment to the Plan Supplement”).

WHEREAS, on March 31, 2017, the Debtors filed the Debtors’ Memorandum of Law in Support of Confirmation of Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 311); and

WHEREAS, on March 31, 2017, the Debtors filed the Proposed Findings of Fact, Conclusions of Law, and Order Confirming Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 316); and

WHEREAS, on March 31, 2017, the Debtors filed the Debtors’ Memorandum of Law in Support of Confirmation of Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 325); and

WHEREAS, on March 31, 2017, the Debtors filed the Debtors’ Memorandum of Law in Support of Treatment of Class 3B Claims (Beta Trust Claims of Beta Previous Owners) and Reply to Objection of Aera Energy LLC to Confirmation of the Proposed Chapter 11 Plan (ECF No. 314); and

WHEREAS, on April 3, 2017, the Debtors filed a Second Amendment to the Plan Supplement (ECF No. 326) (the “Second Amendment to the Plan Supplement”); and

WHEREAS, on April 4, 2017, the Debtors filed a Third Amendment to the Plan Supplement (ECF No. 330) (the “Third Amendment to the Plan Supplement” and together with the Amendment to the Plan Supplement and the Second Amendment to the Plan Supplement, the “Plan Supplement Amendments”); and

WHEREAS, on April 4, 2017, the Court held the first day of the Confirmation Hearing and continued the Confirmation Hearing to April 14, 2017.

WHEREAS, on April 10, 2017, the U.S. Trustee filed its Objection to Confirmation of Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. (ECF No. 336); and

WHEREAS, on April 13, 2017, the Debtors filed the Debtors’ Statement (A) in Response to United States Trustee’s Objection to Confirmation and (B) in Support of Confirmation of Second Amended Plan and Settlement of Olyan’s Objection (ECF No. 340); and

WHEREAS, on April 14, 2017, the Debtors filed a Second Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 341) (together with the Plan Supplement, including the Plan Supplement Amendments, the “Plan”), attached to this Order as Exhibit A.2

WHEREAS, on April 14, 2017, the Debtors filed the Proposed Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code and Granting Related Relief (as may be amended or modified, this “Order”).

WHEREAS, on April 14, 2017, the Court held the second day of the Confirmation Hearing; and

[2]	Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Plan.

WHEREAS the Court has fully considered the entire record of the Confirmation Hearing, including the Disclosure Statement, the Plan, the Solicitation Affidavit, the Voting Certification, and the Confirmation Notice Affidavits; and

WHEREAS the Court is familiar with and has taken judicial notice of the entire record of these chapter 11 cases; and

WHEREAS the Court has heard the arguments of counsel and considered the evidence proffered and adduced at the Confirmation Hearing; and

WHEREAS all objections to confirmation of the Plan have been settled, withdrawn or overruled;

and after due deliberation and sufficient cause appearing therefor, the Court hereby FINDS, DETERMINES, AND CONCLUDES as follows:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. Findings and Conclusions. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction, Venue, Core Proceeding (28 U.S.C. §§ 157(b)(2), 1334(a)). The Court has jurisdiction over these chapter 11 cases pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b), and this Court has jurisdiction to enter a Final Order with respect thereto. The Debtors are eligible debtors under section 109 of the Bankruptcy Code. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

C. Chapter 11 Petitions. On January 16, 2017 (the “Petition Date”), the Debtors commenced in this Court voluntary cases under chapter 11 of the Bankruptcy Code. The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code. No statutory committee of unsecured creditors has been appointed pursuant to section 1102 of the Bankruptcy Code. Further, in accordance with the Order Pursuant to Bankruptcy Rule 1015(b) and Local Rules 1015–1 Directing Joint Administration of Chapter 11 Cases (ECF No. 51), these chapter 11 cases are being jointly administered pursuant to Bankruptcy Rule 1015(b).

D. Judicial Notice. The Court takes judicial notice of the docket of these chapter 11 cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of these chapter 11 cases.

E. Burden of Proof. Each of the Debtors has proven by a preponderance of the evidence that each of the elements of sections 1129(a) and (b) of the Bankruptcy Code applicable to the Plan has been satisfied.

F. Solicitation. As described in and as evidenced by the Solicitation Affidavit, the Voting Certification, and the Confirmation Notice Affidavits, the transmittal and service of the Solicitation Materials and the service and publication of notice of the Confirmation Hearing (all of the foregoing, collectively, the “Solicitation”) were conducted in good faith; complied with the Bankruptcy Code, Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), the Local Rules, and the Disclosure Statement Order; and were appropriate, satisfactory, timely, adequate, and sufficient under the circumstances. The Released Parties and Exculpated Parties are entitled to the protection of section 1125(e) of the Bankruptcy Code.

G. Voting. As evidenced by the Solicitation Affidavit and the Voting Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

H. Notice. As evidenced by the Solicitation Affidavit, the Voting Certification, and the Confirmation Notice Affidavits, notice of the transmittal and service of the Solicitation Materials was adequate and sufficient under the circumstances. All parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to confirmation of the Plan) have been given due, proper, timely, and adequate notice in accordance with the Disclosure Statement Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

I. Plan Supplement. On March 24, March 31, April 3, and April 4, 2017, the Debtors filed the Plan Supplement containing substantially final forms of the following documents: (i) the Amended Organizational Documents; (ii) the Exit Credit Agreement; (iii) the New Common Shares Allocation Schedule; (iv) the Management Incentive Plan; (v) the New Stockholders Agreement; (vi) the Memorial Limited Partner Warrant Agreement; (vii) the Registration Rights Agreement; (viii) the Schedule of Rejected Contracts and Leases; (ix) the Schedule of Cure Amounts; and (x) with respect to the members of the New Board, certain information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code.

J. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code and, as required by Bankruptcy Rule 3016, the Plan is dated and identifies the Debtors as proponents, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(1) Proper Classification (11 U.S.C. §§ 1122. 1123(a)(1)). In addition to Administrative Expense Claims, Professional Fee Claims, and Priority Tax Claims, which need not be classified, Sections 3 and 4 of the Plan classify nine Classes of Claims and Interests. The Claims and Interests in each Class are substantially similar to the other Claims or Interests, as applicable, in such Class. Valid business, factual, and legal reasons exist for separately classifying the various Claims and Interests under the Plan, and such classifications do not unfairly discriminate among Claims or Interests. The Plan therefore satisfies the requirements of sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(2) Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Sections 3 and 4 of the Plan specify that Claims in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 6 (General Unsecured Claims), and Class 7 (Intercompany Claims) and Interests in Class 8 (Intercompany Interests) are Unimpaired, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.

(3) Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Sections 3 and 4 of the Plan specify that Claims in Class 3 (Beta Trust Claims),3 Class 4

[3]

While Claims in Class 3 are Impaired, Class 3 voted against the Plan, and this Confirmation Order does not find that the Debtors’ proposed treatment of the Claims in Class 3 set forth in Section 4.3(b)(i) of the Plan is permissible under section 1129 of the Bankruptcy Code, the Plan is nonetheless confirmable because the Debtors’ proposed treatment of such Claims under Section 4.3(b)(i) of the Plan shall be permitted only after entry of a Subsequent Order (if any). All parties’ rights with respect to such Claims are hereby expressly reserved and nothing in this Confirmation Order shall be deemed to impact such rights.

(RBL Credit Facility Claims), and Class 5 (Unsecured Notes Claims) and Interests in Class 9 (Memorial Parent Interests) are Impaired and specify the treatment of the Claims and Interests in those Classes, thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.

(4) Equal Treatment (11 U.S.C. § 1123(a)(4)). Section 4 of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class (including as to each of Classes 3A and 3B) unless the holder of a particular Claim or Interest has agreed to less favorable treatment of such Claim or Interest, thereby satisfying the requirements of section 1123(a)(4) of the Bankruptcy Code.

(5) Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan, including the various agreements and other documents set forth in the Plan Supplement, provides adequate and proper means for the implementation of the Plan, thereby satisfying the requirements of section 1123(a)(5) of the Bankruptcy Code, including, without limitation: (i) the continued corporate existence of the Reorganized Debtors as modified pursuant to the Amended Organizational Documents; (ii) all corporate action as set forth more fully in Section 5.12 of the Plan; (iii) the cancellation of existing securities and certain agreements; (iv) subject to Section 5.3 of the Plan, the cancellation of certain existing security interests; (v) the composition of the board of directors and list of officers of each Reorganized Debtor; (vi) the adoption of the Management Incentive Plan; (vii) the authorization, issuance, and delivery of the New Common Shares and Memorial Limited Partner Warrants; (viii) the entry into the Exit Credit Agreement and other Exit

Credit Facility Loan Agreements; (ix) entry into the Registration Rights Agreement, New Stockholders Agreement, and Memorial Limited Partner Warrant Agreement; (x) the New Common Share Allocation Schedule; (xi) the continuation of all Intercompany Interests; (xii) the granting of the releases set forth in Section 10.7 of the Plan; and (xiii) the taking of all necessary or appropriate actions by the Debtors or Reorganized Debtors, as applicable, to effectuate the Restructuring Transactions set forth in Section 5.12 of the Plan.

(6) Non-Voting Equity Securities / Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The Amended Organizational Documents prohibit the issuance of non-voting equity securities, thereby satisfying the requirements of section 1123(a)(6) of the Bankruptcy Code. The issuance of the New Common Shares complies with section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, the board of directors of each Reorganized Debtor shall be deemed to have adopted the Amended Organizational Documents.

(7) Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The Plan Supplement and Section 5.8 of the Plan provide for the manner of selection of directors and officers of the Reorganized Debtors such as is consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying the requirements of section 1123(a)(7) of the Bankruptcy Code. The Debtors have identified the directors and officers of each Reorganized Debtor to the extent such information is available.

(8) Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)). Pursuant to Sections 3 and 4 of the Plan, in accordance with section 1123(b)(1) of the Bankruptcy Code, (a) Claims in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 6 (General Unsecured Claims), and Class 7 (Intercompany Claims) and Interests in Class 8 (Intercompany Interests) are Unimpaired and (b) Claims in Class 3 (Beta Trust Claims),4 Class 4 (RBL Credit Facility Claims), and Class 5 (Unsecured Notes Claims) and Interests in Class 9 (Memorial Parent Interests) are Impaired.

(9) Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Section 8 of the Plan addresses the assumption and rejection of executory contracts and unexpired leases and meets the requirements of section 365(b) of the Bankruptcy Code. In accordance with Section 8.2 of the Plan, the Debtors have filed and served the Notice of Cure Amounts with Respect to Executory Contracts and Unexpired Leases of the Debtors (Exhibit H to the Plan Supplement) on parties to executory contracts and unexpired leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with the Plan and setting forth the proposed Cure amount (if any). If a counterparty to any executory contract or unexpired lease that the Debtors or Reorganized Debtors, as applicable, intend to assume has not received such a notice, such executory contract or unexpired lease is assumed and the Cure amount for such executory contract or unexpired lease is zero dollars ($0). Any objection by a counterparty to a proposed assumption of an executory contract or unexpired lease or amount of any Cure must be filed, served and actually received by the Debtors on or before 30 days after the Effective Date of the Plan applicable to the Debtor that is the counterparty to the executory contract or unexpired lease.

[4]	Except see footnote 3 above with respect to the nature of Class 3 Claims for purposes of this Confirmation Order only.

(10) Retention of Causes of Action and Reservation of Rights (11 U.S.C. § 1123(b)(3)). Except as otherwise provided in the Plan, including Sections 10.5, 10.6, 10.7, and 10.8 of the Plan, nothing contained in the Plan or in this Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law. Except as otherwise provided in the Plan, including Sections 10.5, 10.6, 10.7, and 10.8 of the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if these chapter 11 cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted upon and after the entry of this Order and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

(11) Unaffected Rights of Holders of Classes of Claims (11 U.S.C. § 1123(b)(5)). The Plan leaves unaffected the rights of holders of Claims and Interests in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 8 (Intercompany Interests). Thus, the Plan complies with section 1123(b)(5) of the Bankruptcy Code.

(12) Additional Plan Provisions (11 U.S.C. § 1123(b)(6)). The provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying the requirements of section 1123(b)(6) of the Bankruptcy Code.

(13) Cure Amounts (11 U.S.C. § 1123(d)). Section 8.2 of the Plan provides for the satisfaction of Cure amounts associated with each executory contract and unexpired lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All Cure amounts will be determined in accordance with the underlying agreements and applicable nonbankruptcy law. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

K. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code. Specifically:

(1) Each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code and a proper plan proponent under section 1121(a) of the Bankruptcy Code; and

(2) The Debtors have complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and in transmitting the Solicitation Materials and related documents and notices and in conducting the Solicitation, the Debtors have complied with the Disclosure Statement Order, the applicable provisions of the Bankruptcy Code (including sections 1125 and 1126 thereof), the Bankruptcy Rules, the Local Rules, and all other applicable law.

L. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan (including all documents necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and record of these chapter 11 cases, the Disclosure Statement, the record of the Confirmation Hearing, the

Supporting Declarations, and all of the other proceedings held in these chapter 11 cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Estates and to effectuate a successful reorganization of the Debtors. The Plan and all documents necessary to effectuate the Plan were negotiated at arms’ length among representatives of the Debtors, the Consenting Creditors, the RBL Credit Facility Agent, the Consenting Hedging Lenders, and their respective professionals. Each of the Consenting Creditors supports confirmation of the Plan. Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arms’ length, are consistent with sections 105, 524, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, 1141, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization and the implementation of the Plan.

M. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’, the Consenting Creditors’, the RBL Credit Facility Agent’s, or the Consenting Hedging Lenders’ professionals in connection with these chapter 11 cases, or in connection with the Plan and incident to these chapter 11 cases, has been approved by or is subject to the approval of the Court as reasonable (unless otherwise ordered by the Bankruptcy Court, including in the Cash Collateral Orders and the Hedging Orders), thereby satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code.

N. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identities and affiliations of the Persons proposed to serve as the initial directors and officers of the Reorganized Debtors upon the Effective Date, including the Initial Director as the initial director of Memorial Parent

NewCo and AcquisitionCo, have been fully disclosed to the extent such information is available. Such Persons’ appointment to or continuation in such offices is consistent with the interests of holders of Claims and Interests and with public policy. The composition of the board of directors and list of officers of each Reorganized Debtor has been disclosed to the extent known. Each such Person will serve in accordance with the terms and subject to the conditions of the Amended Organizational Documents, each as applicable.

O. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for rate changes by any of the Reorganized Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

P. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis set forth in the Disclosure Statement, the Supporting Declarations, and the evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an Impaired Claim or Interest that has voted to reject the Plan will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

Q. Acceptance by Certain Classes (11 U.S.C. $ 1129(a)(8)). Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 6 (General Unsecured Claims), Class 7 (Intercompany Claims), and Class 8 (Intercompany Interests) are Classes of Unimpaired Claims or Interests, as applicable, that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Class 4 (RBL Credit Facility Claims),

and Class 5 (Unsecured Notes Claims) have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code, respectively. Class 3B (Beta Previous Owner Claims) and Class 9 (Memorial Parent Interests) have voted to reject the Plan in accordance with 1126(c) of the Bankruptcy Code.5 No Ballots were received on account of Class 3A (Beta Trust Claims).

R. Treatment of Administrative Expense Claims, Priority Tax Claims, and Priority Non-Tax Claims (11 U.S.C. $ 1129(a)(9)). The treatment of Allowed Administrative Expense Claims and Allowed Professional Fee Claims pursuant to Sections 2.1 and 2.2, respectively, of the Plan satisfies the requirements of section 1129(a)(9)(A) of the Bankruptcy Code. The treatment of Other Priority Claims pursuant to Section 4.1 of the Plan satisfies the requirements of section 1129(a)(9)(B) of the Bankruptcy Code. The treatment of Priority Tax Claims pursuant to Section 2.3 of the Plan satisfies the requirements of section 1129(a)(9)(C) of the Bankruptcy Code. Pursuant to the Plan, no holder of an Administrative Expense Claim other than a holder of a Professional Fee Claim is required to file a proof of claim or request for payment of administrative expenses under section 503(b) of the Bankruptcy Code. On and after the Effective Date, all valid Administrative Expense Claims, Professional Fee Claims, Priority Tax Claims, and Other Priority Claims shall be paid in the ordinary course of business of the Reorganized Debtors, subject to parties’ ability to dispute such Claims in accordance with Section 7 of the Plan and applicable nonbankruptcy law.

S. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 4 (RBL Credit Facility Claims) and Class 5 (Unsecured Notes Claims) have voted to accept the Plan by the requisite majorities, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

5	Except see footnote 3 above with respect to the nature of Class 3 Claims for purposes of this Confirmation Order only.

T. Feasibility (11 U.S.C. § 1129(a)(11)). The information in the Disclosure Statement, the Supporting Declarations, and the evidence proffered or adduced at the Confirmation Hearing (i) is persuasive and credible, (ii) has not been controverted by other evidence, and (iii) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and their business in the ordinary course and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

U. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees currently payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to Section 2.1 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

V. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Section 8.5 of the Plan provides that all employment and severance policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans, are deemed to be, and shall be treated as, executory contracts under the Plan and, on the Effective Date, will be assumed pursuant to sections 365 and 1123(b) of the Bankruptcy Code, except as otherwise set forth in the Plan (including, without limitation, in Section 8.5 of the Plan) or as otherwise agreed to by each beneficiary affected by any modification thereof.

W. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code does not apply to the Plan.

X. Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code does not apply to the Plan.

Y. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are each a moneyed, business, or commercial corporation. To the extent that the Plan (including Sections 4.3(b), 5.12(b)–(d), 5.13, or 5.15 of the Plan) may be subject to compliance with section 1129(a)(16) of the Bankruptcy Code, the Plan and the transactions authorized thereby comply with applicable nonbankruptcy law and thereby satisfy the requirements of section 1129(a)(16) of the Bankruptcy Code, except, with respect to transactions related to, and treatment of parties’ rights and interests with respect to, the Beta Trust, such transactions and treatment proposed in Section 4.3(b)(i) of the Plan will only be deemed to comply with applicable nonbankruptcy law and thereby satisfy the requirements of section 1129(a)(16) of the Bankruptcy Code upon entry of a Subsequent Order.

Z. Fair and Equitable / Unfair Discrimination (Compliance with 11 U.S.C. § 1129(b)). Class 3B (Beta Previous Owner Claims) and Class 9 (Memorial Parent Interests) rejected the Plan. With respect to Class 9, based upon the evidence proffered, adduced, and presented by the Debtors at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable as required by section 1129(b)(1) of the Bankruptcy Code because no holder of any Interest that is junior to such Class will receive or retain any property under the Plan on account of such junior Interest, and no holder of a Claim or Interest in a Class senior to

Class 9 is receiving more than 100% recovery on account of its Claim or Interest. With respect to Class 3B, any determination that the Plan does not discriminate unfairly and is fair and equitable as required by section 1129(b)(2) of the Bankruptcy Code has been reserved and will only be determined by a Subsequent Order (if any). Thus, the Plan may be confirmed notwithstanding the rejection of the Plan by Class 3B and Class 9.

AA. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in each of these chapter 11 cases, and accordingly, section 1129(c) of the Bankruptcy Code has been satisfied.

BB. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act, and no governmental entity has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

CC. Good Faith Solicitation (11 U.S.C. $ 1125(e)). Based on the record before the Court in these chapter 11 cases, including evidence presented at the Confirmation Hearing, the Debtors (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and, to the extent such parties constitute Exculpated Parties under Section 1.63 of the Plan, the exculpation provisions set forth in Section 10.8 of the Plan.

DD. Satisfaction of Confirmation Requirements. Based upon all of the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

EE. Implementation. The Plan (including the Plan Supplement) and all other relevant and necessary documents have been negotiated in good faith and at arm’s length and shall, upon entry of this Order and completion of documentation and execution, be valid, binding, and enforceable agreements that are not in conflict with any federal or state law.

FF. Exit Credit Facility. The Exit Credit Facility is an essential element of the Plan, is critical to the success and feasibility of the Plan, and is necessary and appropriate for consummation and implementation of the Plan. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Credit Facility and have provided sufficient and adequate notice of the material terms thereof, including by filing the substantially final form of the Exit Credit Agreement as part of the Plan Supplement. The terms and conditions are fair and reasonable, were negotiated in good faith and at arm’s-length, and any credit extended to the Reorganized Debtors by the Exit Credit Facility Lenders or the Exit Credit Facility Issuing Bank shall be deemed to have been extended, made, assumed, or issued in good faith and for fair and valuable consideration. The Debtors or Reorganized Debtors, as applicable, are authorized without further approval of the Court or any other party, to execute and deliver all agreements, guarantees, instruments, mortgages, control agreements, certificates, and other documents or take any necessary action to confirm, extend, reinstate, or assume such existing documents relating to the Exit Credit Facility and to perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages, or indemnities.

GG. Injunction, Releases, and Exculpation.

(1) The Court has jurisdiction under 28 U.S.C. §§ 1334(a)–(b) and authority under section 105 of the Bankruptcy Code to approve the injunction, release, and exculpation provisions set forth in Sections 10.5, 10.6, 10.7, and 10.8 of the Plan. As has been established here based upon the record in these chapter 11 cases and the evidence presented at the Confirmation Hearing, the Court finds that the injunction, release, and exculpation provisions set forth in Sections 10.5, 10.6, 10.7, and 10.8 are integral to the Plan. Such provisions (i) are the product of extensive good faith, arms’ length negotiations; (ii) were a material inducement for the Consenting Creditors and Consenting Hedging Lenders to enter into the Plan Support Agreements; (iii) are necessary and integral components of the global settlement embodied in the Plan; and (iv) are supported by the Debtors and their key stakeholders, including the Debtors, the RBL Facility Agent, the Continuing Hedging Lenders, and the Consenting Creditors, and by the required majority of holders of Claims and Interests entitled to vote to accept or reject the Plan. Failure to give effect to these provisions would impair the Debtors’ ability to confirm the Plan. Nothing in the injunction, release, or exculpation provisions in Sections 10.5, 10.6, 10.7, or 10.8 of the Plan operates as a third-party discharge in contravention of section 524(e) of the Bankruptcy Code.

(2) The injunction provisions in Section 10.5 of the Plan are appropriate for the reasons stated above.

(3) The release provision in Section 10.6 of the Plan is appropriate for the reasons stated above and because it constitutes part of a “settlement [that] is ‘fair and equitable and in the best interest of the estate.’” In re Cajun Elec. Power Co-op, Inc., 119 F.3d 349, 355 (5th Cir. 1997) (quoting In re Foster Mortg. Corp., 68 F.3d 914, 917 (5th Cir. 1995)).

(4) The release provision in Section 10.7 of the Plan is appropriate for the reasons stated above and, in addition, the following reasons. First, because the releases granted therein are consensual because they were conspicuously disclosed in the Plan, the Disclosure Statement, and on the Ballots, which provided parties in interest with sufficient notice of such releases, and holders of Claims or Interests entitled to vote on the Plan were given the option to opt out of granting such releases. Second, the releases granted under Section 10.7 of the Plan are specific in language because they specifically identify the parties granting and receiving such releases and the types of claims being released thereby. Third, the releases granted under Section 10.7 of the Plan are integral to the Plan and a condition of the settlement embodied in the Plan because (i) they facilitated participation in both the Debtors’ Plan and the chapter 11 cases by the Consenting Creditors, the RBL Credit Facility Agent, and Consenting Hedging Lenders, (ii) they were a material inducement for the Consenting Creditors and Consenting Hedging Lenders to enter into the Plan Support Agreements, and (iii) they are an essential component of the implementation of the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code. The releases were core negotiation points in developing a Plan supported by the Consenting Creditors, RBL Credit Facility Agent, and Continuing Hedging Lenders, and were a material inducement for the RBL Credit Facility Agent, the Continuing Hedging Lenders, and the Consenting Creditors to make substantial contributions to the Plan, including providing exit financing, consenting to the use of cash collateral, maintaining prepetition hedging positions during the chapter 11 cases, providing postpetition hedging arrangements, and consenting to the Restructuring Transactions and the global settlement embodied in the Plan. Finally, the releases granted under Section 10.7 of the Plan are given for fair, sufficient, and adequate consideration because they are granted only to parties that supported the Debtors’ restructuring, voted to accept the Plan, or themselves granted releases, as applicable.

(5) The exculpation provided in Section 10.8 of the Plan is appropriate under applicable law for the reasons stated above and because it was proposed in good faith, was formulated following extensive good-faith, arms’ length negotiations between the Debtors, the Consenting Creditors, the RBL Credit Facility Agent, and the Consenting Hedging Lenders was an integral component of the global settlement (the benefit of which to the Debtors and their Estates has already been established), and is appropriately limited in scope, covering only certain enumerated activities performed in furtherance of the Debtors’ restructuring and excepting criminal acts, fraud, willful misconduct, and gross negligence.

HH. Settlement. Except as otherwise provided in the Plan and this Order, the Plan represents a settlement between and among the Debtors and the holders of all Claims and Interests and litigation against the Debtors, pending or threatened, or that was or could have been commenced against the Debtors prior to the date of entry of this Order (other than the

Reorganized Debtors’ ability to prosecute objections to Claims and other retained Causes of Action to the extent preserved under the Plan, including, without limitation, pursuant to Section 10.9 of the Plan).

(1) In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan and the support of the Consenting Creditors, the RBL Credit Facility Agent, and the Consenting Hedging Lenders, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that all holders of Claims or Interests may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. Such compromise and settlement is fair, equitable, and reasonable and in the best interests of the Debtors and their Estates.

(2) The Plan incorporates an integrated compromise and settlement (the “Settlement”) of numerous Claims, issues and disputes designed to achieve a beneficial and efficient resolution of the chapter 11 cases for all parties in interest. Accordingly, in consideration for the distributions and other benefits provided under the Plan, including the release, exculpation, and injunction provisions, the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including the settlement of issues and disputes related to certain contracts to which Debtors are a party and the valuation of the Debtors’ businesses. Each component of the Settlement, including the treatment of Claims and Interests pursuant to the Plan, is integrated and inextricably linked.

(3) Based upon the representations and arguments of counsel to the Debtors and all other testimony either actually given or proffered and other evidence introduced at the Confirmation Hearing and the full record of the chapter 11 cases, this Order constitutes the Court’s approval of the Settlement incorporated in the Plan, because, among other things: (a) the Settlement reflects a reasonable balance between the possible success of litigation with respect to each of the settled Claims and disputes, on the one hand, and the benefits of fully and finally resolving such Claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent the Settlement, there is a likelihood of complex and protracted litigation involving, among other things, the settled Claims and disputes, with the attendant expense, inconvenience, and delay that has a possibility to derail the Debtors’ reorganization efforts; (c) each of the parties supporting the Settlement, including the Debtors and the Consenting Creditors, the RBL Credit Facility Agent, and Consenting Hedging Lenders, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) the Settlement is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; and (e) the Settlement is fair, equitable, and reasonable and in the best interests of the Debtors, the Reorganized Debtors, their respective Estates and property, creditors, and other parties in interest, will maximize the value of the Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business and is essential to the successful implementation of the Plan. Based on the foregoing, the Settlement satisfies the requirements of applicable Fifth Circuit law for approval of settlements and compromises pursuant to Bankruptcy Rule 9019.

II. Good Faith. The Debtors, the Released Parties, and the Exculpated Parties will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers set forth therein and authorized thereunder or (ii) take the actions authorized and directed by this Order.

JJ. Valuation. Based on the valuation analysis set forth in the Disclosure Statement, the Supporting Declarations, and the testimony induced at the Confirmation Hearing, which the Court has determined to be credible and based on appropriate assumptions and valid analysis and methodology, the Court finds that: the enterprise value of the Debtors is insufficient to support a distribution to holders of Memorial Parent Interests and Intercompany Interests under absolute priority principles (including as set forth under section 1129(b)(2) of the Bankruptcy Code); and holders of Memorial Parent Interests would not be entitled to any distribution under the Plan but for the acceptance of the Plan by Class 5 (Unsecured Notes Claims).

KK. Retention of Jurisdiction. The Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising out of, and related to, these chapter 11 cases, including the matters set forth in Section 11 of the Plan and section 1142 of the Bankruptcy Code.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1. Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Order. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

2. Notice of the Confirmation Hearing. Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of these chapter 11 cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

3. Solicitation. The Solicitation complied with the Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of these chapter 11 cases, and was in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

4. Confirmation of the Plan. The Plan and each of its provisions shall be, and hereby are, CONFIRMED under section 1129 of the Bankruptcy Code. The documents contained in the Plan Supplement are authorized and approved. The terms of the Plan, including the Plan Supplement, are incorporated by reference into and are an integral part of this Order.

5. Objections. All Objections, responses to, and statements, and comments, if any, in opposition to confirmation of the Plan, other than those withdrawn with prejudice in their entirety prior to or on the record of the Confirmation Hearing, shall be and hereby are overruled in their entirety.

6. No Action. Pursuant to the appropriate provisions of the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law, the Texas Business Organizations Code, the California Corporations Code, other applicable nonbankruptcy law, and section 1142(b) of the Bankruptcy Code, no action of the respective directors or Interest holders of the Debtors shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with the implementation of the Plan.

7. Binding Effect. On or after entry of this Order and subject to the occurrence of the Effective Date, the provisions of the Plan shall bind the Debtors, the Reorganized Debtors, all holders of Claims and Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected, or are deemed to have accepted the Plan), any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in these chapter 11 cases, and the respective heirs, executors, administrators, successors, and assigns, if any, of any of the foregoing.

8. Free and Clear. Except as otherwise provided in the Plan or in this Order, from and after the Effective Date, the Reorganized Debtors shall be vested with all property of the Estates, free and clear of all Claims, Interests, liens, encumbrances, charges, and other interests and rights of creditors and equity security holders of the Debtors. From and after the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, or dispose of assets free of any restrictions imposed by the Bankruptcy Code, the Court, or the U.S. Trustee (except for quarterly operating reports and fees associated therewith until the closing of the applicable chapter 11 cases).

9. Implementation of the Plan. The Debtors and the Reorganized Debtors, including the Initial Director as the initial director of Memorial Parent NewCo and AcquisitionCo, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, resolutions, releases, and other agreements, including those contained in the Plan

Supplement, and take such other actions as may be necessary to effectuate, implement, and further evidence the terms and conditions of the Plan, including the Restructuring Transactions described in Section 5.12 of the Plan and all such other actions delineated in the Plan (including, without limitation, in Sections 5 and 10 of the Plan). On the Effective Date, the appropriate officers or representatives of the Reorganized Debtors and members of the boards of directors of the same are authorized and empowered to issue, execute, file, and deliver or record such documents, contracts, instruments, releases, and other agreements, including those contained in the Plan Supplement, contemplated by the Plan, in the name of and on behalf of the Reorganized Debtors.

10. Entry into Exit Credit Facility Loan Documents.

(a) On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver and enter into the Exit Credit Agreement, the other Exit Credit Facility Loan Documents, and any other documents necessary or appropriate to satisfy the conditions to effectiveness of the Exit Credit Facility in connection with the distribution to holders of Class 4 RBL Credit Facility Claims, without the need for any further partnership, limited liability company, or corporate action and without further action by the holders of Claims or Interests. Any letters of credit issued and outstanding under the RBL Credit Agreement on the Effective Date shall be “rolled” into the Exit Credit Facility. The Amended and Restated Swap Agreements, to the extent in effect on the Effective Date, shall be unaltered by the Plan, shall be assumed by Reorganized MPO pursuant to the Plan, and shall be secured by the “Collateral” (as such term or any similar term is used in the Exit Credit Agreement). On the Effective Date, any amounts due and owing under the Hedging Orders or the Amended and Restated Swap Agreements or pursuant to Section 4.4 of the Plan shall be paid in full in Cash.

(b) On the Effective Date, (i) upon the execution and delivery of the Exit Credit Agreement and the other Exit Credit Facility Loan Documents, the Exit Credit Facility Obligations shall be valid, binding, effective, non-avoidable, and enforceable, in accordance with the Exit Credit Facility Loan Documents, and all Liens and security interests granted and continuing pursuant to Section 5.2(c) of the Plan, the Exit Credit Agreement, and the other Exit Credit Facility Loan Documents shall be (A) valid, binding, perfected, enforceable, first priority Liens on and security interests in the personal and real property described in and subject to such documents, subject only to such Liens and security interests as are permitted under the Exit Credit Facility Loan Documents, and (B) not subject to avoidance, recharacterization or subordination (whether equitable, contractual, or otherwise) under any applicable law, and (ii) the guarantees, mortgages, pledges, security interests, and other Liens granted and continuing pursuant to Section 5. 2(c) hereof, the Exit Credit Agreement, and the other Exit Credit Facility Loan Documents shall be granted in good faith, shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, and the priorities of such guarantees, mortgages, pledges, security interests, and other Liens shall be as set forth in the Exit Credit Facility Loan Documents.

(c) The RBL Credit Facility, the other RBL Credit Facility Loan Documents, and all Liens, mortgages and security interests granted by the Debtors pursuant to the RBL Credit Facility and the other RBL Credit Facility Loan Documents to secure the RBL Credit Facility Claims as of the Petition Date are unaltered by this Plan

(other than amending and restating certain RBL Credit Facility Loan Documents in accordance with this Plan), and all such Liens, mortgages and security interests shall remain in effect to the same extent, in the same manner and on the same terms and priorities as they were on the Petition Date and secure the Exit Credit Facility Obligations. For purposes of all mortgages, deeds of trust, security agreements, assignments of as-extracted collateral, uncertificated control agreements, fixture filings and financing statements, deposit account control agreements, instruments, and other security documents entered into by any Debtor in connection with the RBL Credit Facility or filed by the RBL Credit Facility Agent or any other RBL Credit Facility Secured Party in connection with the RBL Credit Facility, the Exit Credit Agreement shall be deemed an amendment and restatement of the RBL Credit Agreement and such mortgages, deeds of trust, security agreements, assignments of as-extracted collateral, uncertificated control agreements, fixture filings and financing statements, deposit account control agreements, instruments, and other security documents shall survive the Effective Date, shall not be cancelled and shall continue to secure the Exit Credit Facility Obligations and the Amended and Restated Swap Agreements. For the avoidance of doubt, all indemnification obligations and expense reimbursement obligations of the Debtors arising under the RBL Credit Facility Loan Documents in favor of the RBL Credit Facility Secured Parties or arising under the Amended and Restated Swap Agreements in favor of the Continuing Hedging Lenders, or their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, shall remain in full force and effect, and shall be assumed by and be enforceable against the Reorganized Debtors on and after the Effective Date under the Exit Credit

Agreement and the other Exit Credit Facility Loan Documents or the Amended and Restated Swap Agreements, as applicable, pursuant to this Plan and the terms of the Exit Credit Facility Loan Documents or the Amended and Restated Swap Agreements, as applicable. The indemnification and expense reimbursement provisions of the RBL Credit Agreement and the RBL Credit Facility Loan Documents shall continue to govern with respect to any obligations governing the relationship between the RBL Credit Facility Secured Parties (including those provisions relating to the RBL Credit Facility Agent’s rights to seek expense reimbursement, indemnification and similar amounts from the RBL Credit Facility Lenders) or that may survive termination or maturity of the RBL Credit Facility in accordance with the terms thereof.

11. Compliance with Section 1123(a)(6) of the Bankruptcy Code. The Amended Organizational Documents and the terms governing the issuance of the New Common Shares comply in all respects with section 1123(a)(6) of the Bankruptcy Code and are hereby approved. The adoption and filing, as applicable, of the Amended Organizational Documents are hereby authorized, ratified, and approved. The Debtors have complied in all respects, to the extent necessary, with section 1123(a)(6) of the Bankruptcy Code.

12. Exemption from Securities Law. The issuance of and the distribution under the Plan of the New Common Shares to holders of Unsecured Notes Claims and the Memorial Limited Partner New Common Shares and Memorial Limited Partner Warrants to Memorial Limited Partners and the New Common Shares issuable upon exercise of the Memorial Limited Partner Warrants each shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code. These securities may be resold without registration under the Securities Act unless the holder is an “underwriter” with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

13. Cancellation of Existing Securities and Agreements. Except for the purpose of evidencing a right to a distribution under the Plan or as otherwise set forth in the Plan (including, without limitation, in Sections 5.2 and 5.4 of the Plan), on the Effective Date, all agreements, instruments, and other documents evidencing any Claim or Interest (other than certain Intercompany Claims and Intercompany Interests that are unaffected under the Plan pursuant to Sections 3.4, 4.7, and 4.8 thereof) and any rights of any holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect.

14. Subordination. Except as otherwise expressly provided in the Plan, this Order or a separate order of this Court, the classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise. Except as otherwise expressly provided in the Plan, all subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently. Accordingly, except as otherwise expressly provided in the Plan, the distributions under the Plan to the holders of Allowed Claims and Interests will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

15. Compensation and Benefit Plans. Except as otherwise set forth in the Plan (including, without limitation, in Section 8.5 of the Plan), the Debtors are hereby authorized to, and shall on the Effective Date, assume all employment and severance policies, and all compensation and benefits plans, policies, and programs of the Debtors applicable to their respective employees, retirees, and nonemployee directors, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, and life and accidental death and dismemberment insurance plans.

16. Management Incentive Program. The Debtors are hereby authorized, on and after the Effective Date, to establish the Management Incentive Program.

17. Cancellation of Certain Existing Security Interests.

(a) Except as otherwise provided in the Plan or in this Order, upon the occurrence of the Effective Date, (i) any mortgage, deed of trust, lien, pledge, and other security interests securing any Secured Claim (other than an RBL Credit Facility Claim) shall be deemed released, and the holder of such Secured Claim, or other Person having control over the collateral securing such Secured Claim, shall be authorized and directed to release such collateral or other property of any Debtor (including any cash collateral) held by such Person and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such mortgage, deed of trust, lien, pledge, and other security interests, including the execution, delivery, and filing or recording of such waivers, releases, discharges, Lien assignments, and other instruments as may be requested by the Reorganized Debtors, and (ii) all right, title, and interest of any holder of a Lien (other than a Lien securing an RBL Credit Facility Claim) shall revert to the Reorganized Debtors; provided, however, that notwithstanding anything in this Order to the contrary, any release by the Beta Trustee of the corpus of the Beta Trust in connection with the Plan shall only occur following the entry of a Subsequent Order (if any) and only in accordance with the provisions of Section 4.3(b )(i) of the Plan; provided, further, that any Liens of holders of Class 3 Claims with respect to the Beta Trust shall not be discharged except as addressed in a Subsequent Order.

(b) In accordance with Section 5.4 of the Plan, the RBL Credit Facility, the Amended and Restated Swap Agreements, the other RBL Credit Facility Loan Documents and all liens, mortgages, and security interests granted by the Debtors pursuant to the RBL Credit Facility and the other RBL Credit Facility Loan Documents to secure the RBL Credit Facility Claims prior to the Petition Date shall be unaltered by the Plan (other than amending and restating certain RBL Credit Facility Loan Documents in accordance with the Plan), and all such Liens, mortgages and security interests shall remain in effect to the same extent, in the same manner and on the same terms and priorities as they were prior to the Petition Date and secure the obligations of the Reorganized Debtors under the Exit Credit Facility and the Amended and Restated Swap Agreements, and such Liens, mortgages and security interests shall be deemed to have been granted in exchange for fair value and shall not be subject to avoidance or challenge to their validity, priority, extent, or otherwise under the Bankruptcy Code or any applicable nonbankruptcy law until such Lien, mortgages and security interests have been discharged in accordance with the terms of the Exit Credit Facility and Amended and Restated Swap Agreements.

(c) In accordance with Section 5.4 of the Plan, notwithstanding the entry of this Order or the occurrence of the Effective Date, the Unsecured Notes Indentures shall continue in effect solely for purposes of enabling holders of Allowed Claims and Interests to receive distributions under the Plan; and provided, further, that the cancellation of the Unsecured Notes and the Unsecured Notes Indentures hereunder shall not in any way affect or diminish (i) the rights and duties of the Unsecured Notes Trustee to make distributions pursuant to the Plan to the Unsecured Noteholders in accordance with the Unsecured Notes Indentures, (ii) the rights of the Unsecured Notes Trustee to assert its Unsecured Notes Trustee Charging Lien under the Unsecured Notes Indentures (which rights shall continue in effect) with respect to such distributions, (iii) the right of the Unsecured Notes Trustee to enforce any obligation owed to it under the Plan, (iv) the right of the Unsecured Notes Trustee to appear in the Chapter 11 Cases or in any proceedings in the Bankruptcy Court or any other court, or (v) the right of the Unsecured Notes Trustee, as applicable, to perform any functions that are necessary to effectuate the foregoing.

18. Compromise of Controversies. In consideration of the distributions and other benefits, including the injunctions, releases, and exculpation, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved under the Plan, and the entry of this Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019, subject to Section 10.9 of the Plan.

19. Restructuring Transactions.

(a) On or before the Effective Date, the Debtors and the Reorganized Debtors, as applicable, and the Consenting Noteholders shall effect the following “Restructuring Transactions,” and execute all agreements, instruments, and other documents necessary to complete such transactions, in the order specified below:

(i) On or prior to the Effective Date, the Contributing Noteholders shall contribute all of the Contributed Notes Claims to Contribution LLC, in exchange for Contribution LLC Units representing in the aggregate all of the equity capital of Contribution LLC. Each Consenting Noteholder shall receive its Pro Rata share of the Contribution LLC Units (excluding, any Allowed Unsecured Notes Claims that are not Contributed Notes Claims).

(ii) On the Effective Date, Contribution LLC shall contribute the Contributed Notes Claims to Memorial Parent NewCo in exchange for (a) common shares in Memorial Parent NewCo representing in the aggregate all of the then outstanding common stock of Memorial Parent NewCo and (b) the right to receive from Memorial Parent NewCo an amount in cash equal to the Contributed Notes Claims’ Pro Rata share (based on all Allowed Unsecured Notes Claims) of the Unsecured Noteholder Cash Distribution Amount.

(iii) Memorial Parent NewCo shall contribute to AcquisitionCo (a) the Contributed Notes Claims, (b) a number of New Common Shares sufficient to satisfy the Allowed Unsecured Notes Claims, other than Contributed Notes Claims, and Allowed Memorial Parent Interests in accordance with the treatment section of the Plan and (c) Memorial Limited Partner Warrants, in exchange for (x) common stock in AcquisitionCo representing in the aggregate all of the then outstanding common stock of AcquisitionCo and (y) the right to receive from AcquisitionCo an amount in cash equal to the Contributed Notes Claims’ Pro Rata share (based on all Allowed Unsecured Notes Claims) of the Unsecured Noteholder Cash Distribution Amount.

(iv) AcquisitionCo shall acquire (a) all of the assets of Memorial Parent (other than cash distributable on the Effective Date pursuant to the Plan), subject to any liabilities of Memorial Parent not discharged, satisfied or otherwise provided for pursuant to the Plan (the “Asset Acquisition”) and (b) the Contributed Notes Claims’ Pro Rata share (based on all Allowed Unsecured Notes Claims) of the Unsecured Noteholder Cash Distribution Amount (which amount shall be paid by AcquisitionCo to Memorial Parent NewCo in accordance with step 3 above and further paid by Memorial Parent NewCo to Contribution LLC in accordance with step 2 above), in exchange for (x) full and final satisfaction of the Contributed Notes Claims, (y) the New Common Shares received by AcquisitionCo from Memorial Parent NewCo, and (z) Memorial Limited Partner Warrants. Immediately after the Asset Acquisition, Contribution LLC shall continue to own more than 50% of the total outstanding New Common Shares.

(v) On the Effective Date, in accordance with the treatment section of the Plan, Memorial Parent shall distribute to holders of Allowed Unsecured Notes Claims, other than Contributed Notes Claims, and to the Memorial Limited Partners, as applicable, New Common Shares and Memorial Limited Partner Warrants. On the Effective Date, in accordance with the treatment section of the Plan, Memorial Parent shall distribute to holders of Allowed Unsecured Notes Claims, other than Contributed Notes Claims, their Pro Rata share (based on all Allowed Unsecured Notes Claims, including the Contributed Notes Claims) of the Unsecured Noteholder Cash Distribution Amount.

(vi) In accordance with the Plan, there shall be a Management Incentive Plan under which an amount of New Common Shares authorized as of the Effective Date shall be reserved for issuance to management and other key employees.

(b) On or before the Effective Date, the Debtors may, to the extent that such transaction would not adversely affect recoveries of the holders of RBL Credit Facility Claims or Requisite Noteholders under the Plan, (i) cause any or all of the Debtor Affiliates or any non-Debtor that is wholly owned by a Debtor to be liquidated or merged into one or more of the other Debtor Affiliates or any other subsidiaries of the Debtors or dissolved, (ii) cause the transfer of assets between or among the Debtor Affiliates, (iii) subject to the provision of Section 5.8(c) of the Plan, cause any or all of the Amended Organizational Documents of any Reorganized Debtor Affiliates to be implemented, effected, or executed, (iv) change the name of one or more of the Debtors or Reorganized Debtors to such name that may be determined in accordance with applicable law, and (v) engage in any other transaction in furtherance of the Plan. Any such transactions may be effective as of the Effective Date pursuant to this Order without any further action by any shareholder, director, manager, member, or general or limited partner of any of the Debtors.

(c) On or after the Effective Date, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law and such Reorganized Debtor’s organizational documents, and the Exit Credit Agreement, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.

(d) On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as permitted by the Exit Credit Facility Loan Documents as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan or the transactions contemplated thereby, including: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable parties may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having any other terms to which the applicable parties may agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, amendments, merger, consolidation, conversion, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, subject, in each case, to the Amended Organizational Documents and the requirements hereof.

20. Certain Actions by Third Parties. To the extent that action by a third party (including, without limitation, the Unsecured Notes Trustee, the Beta Trustee, the Beta Previous Owners, the Bureau of Ocean Energy Management of the United States Department of the Interior (“BOEM”), the Bureau of Safety and Environmental Enforcement of the United States Department of the Interior (“BSEE”), the RBL Credit Facility Agent, the RBL Credit Facility Lenders, the Continuing Hedging Lenders, the Unsecured Noteholders, holders of Memorial Parent Interests, the directors and officers of Memorial Parent NewCo (including the Initial Director), and the directors and officers of AcquisitionCo (including the Initial Director), would be necessary or prudent to implement the Plan, including the Restructuring Transactions, or the terms of this Order, whether prior to or after the Effective Date, such third parties are authorized, upon the Debtors’ request, to take any such reasonable actions that would facilitate the implementation of the Plan or this Order.

21. Unsecured Noteholder Cash Election. In accordance with the March 25, 2017 election of the Requisite Noteholders and Section 4.5(b)(i)(B) of the Plan, each holder of a Class 5 Unsecured Notes Claim shall be entitled to receive its Pro Rata share of the Unsecured Noteholder Cash Distribution Amount.

22. Assumption of Contracts and Leases. Pursuant to Section 8.1 of the Plan and subject to Exhibits G and H to the Plan Supplement, solely upon the occurrence of the Effective Date, all executory contracts and unexpired leases shall be deemed assumed. The Reorganized Debtors shall pay any Cure amounts owed, if any, under each such executory contract or unexpired lease as provided in the Plan. Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any subsequent order of the Court, or applicable law. This Order shall constitute an order of the Court under sections 365 and 1123(b) of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

23. Conditions Precedent to Effective Date. The Plan shall not become effective unless and until the conditions set forth in Section 9.1 of the Plan have been satisfied or waived pursuant to Section 9.2 of the Plan. The Effective Date shall not occur prior to April 24, 2017.

24. Professional Compensation. All Professional Persons seeking awards by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (a) file, on or before the date that is 60 days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred (a “Final Fee Application”) and (b) be paid in full, in Cash, in such amounts as are Allowed by the Court in accordance with the order(s) relating to or allowing any such Professional Fee Claim. Notice of a hearing (the “Final Fee Hearing”) on the Final Fee Applications shall be provided in accordance with the Bankruptcy Rules and the Local Rules. The Reorganized Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Court approval.

25. Objections to Final Fee Applications. All objections to any Final Fee Applications shall be served and filed (a) no later than 30 days after the filing of the Final Fee Applications or (b) such later date as ordered by the Court.

26. Administrative Expenses. Subject to the terms and conditions of any interim or final order of the Court authorizing the use of cash collateral in these chapter 11 cases, administrative expenses incurred by the Debtors or the Reorganized Debtors after the Effective Date, including Professional Fee Claims, shall not be subject to application and may be paid by the Debtors or the Reorganized Debtors, as the case may be, in the ordinary course of business and without further Court approval.

27. Discharge. As of the Effective Date, the confirmation of the Plan shall (i) pursuant to Section 10.3 of the Plan and except as otherwise provided in the Plan, discharge and release all Claims and Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against the Debtors’ Estates or properties or interests in property, and except as provided in the Plan, all persons or entities shall be precluded from asserting against the Debtors or the Reorganized Debtors or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date and (ii) pursuant to Section 5.4 of the Plan (subject to the exceptions provided therein), cancel all agreements, instruments, and other documents evidencing any Claim or Interest (other than certain Intercompany Interests that are not modified by the Plan) and any rights of any holder in respect thereof, except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan.

28. Injunction, Release, and Exculpation Provisions. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and this Order, all injunctions, releases, and exculpation provisions set forth in the Plan, including, without limitation, those contained in Sections 10.5, 10.6, 10.7, and 10.8 of the Plan, are hereby approved and shall be effective and binding on all Persons and entities to the extent provided therein.

29. Indemnification Obligations.

(a) Pursuant to Section 8.4 of the Plan and this Order, subject to the occurrence of the Effective Date, any obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements, partnership agreements, shareholder agreements, or other organizational documents to indemnify current and former officers, directors, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, agents, or employees based upon any act or omission for or on behalf of the Debtors shall not be discharged, impaired, or otherwise affected by the Plan; provided, that the Reorganized Debtors shall not indemnify directors of the Debtors for any Claims or Causes of Action arising out of, and relating to, any act or omission that is a criminal act or that is otherwise excluded under the terms of the foregoing organizational documents. All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan on the Effective Date and shall continue as obligations of the Reorganized Debtors. Any claim based on the Debtors’ obligations under Section 8.4 of the Plan or this paragraph of this Order shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code. Further, the indemnification of directors and officers of Memorial Parent NewCo and directors and officers of AcquisitionCo is hereby authorized pursuant to this Order.

(b) The indemnification obligations set forth in Section 6.3 of the Plan are hereby approved.

30. Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. § 1930, shall be paid as and when due or otherwise pursuant to an agreement between the Reorganized Debtors and the U.S. Trustee, until such time as a chapter 11 case for a Debtor shall be closed.

31. Payment of Fees and Expenses of Advisors to the Ad Hoc Group, the RBL Credit Facility Agent, the Consenting Lenders, and the Continuing Hedging Lenders. (a) The unpaid reasonable and documented fees and out-of-pocket expenses of (i) Davis Polk & Wardwell LLP and Norton Rose Fulbright US LLP, as counsel to the Ad Hoc Group, (ii) Miller Buckfire & Co., LLC, as financial advisor to the Ad Hoc Group, (iii) Linklaters LLP and Vinson & Elkins LLP, as counsel to the RBL Credit Facility Agent, and (iv) Opportune LLP, as financial advisor to the RBL Credit Facility Agent and (b) the unpaid, reasonable and documented legal fees, expenses, and disbursements incurred by the Consenting Lenders and the Continuing Hedging Lenders (to the extent such legal fees, expenses and disbursements are reasonable in light of the circumstances and in comparison to other Consenting Lenders or Continuing Hedging Lenders, as applicable, in each case other than the RBL Credit Facility Agent), shall, in each case, be allowed as Administrative Expense Claims and shall be paid in full, in Cash, on or before the Effective Date, without application or approval by the Court, consistent with the Plan Support Agreements, the Cash Collateral Orders, and the Hedging Orders. In addition, the Debtors and Reorganized Debtors (as applicable) shall continue to pay post-Effective Date, when due and payable, the reasonable and documented fees and expenses incurred on account of implementation, consummation, and defense of the Plan of professionals for the RBL Credit Facility Agent and the Ad Hoc Group. Any reasonable and documented fees and expenses described in this paragraph and that are invoiced after the Effective Date covering the period prior to or on the Effective Date shall be paid promptly by the Reorganized Debtors following receipt of invoices therefor.

32. Payment of Unsecured Notes Trustee Fees and Expenses. Notwithstanding anything in the Plan or herein to the contrary, on the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay in Cash all Unsecured Notes Trustee Fees and Expenses, without the need for the Unsecured Notes Trustee or its advisors to file retention applications, fee applications, or any other applications with the Bankruptcy Court, and from and after the Effective Date, the Reorganized Debtors shall pay in Cash all Unsecured Notes Trustee Fees and Expenses, if any. Nothing in the Plan shall in any way affect or diminish the right of the Unsecured Notes Trustee to assert the Unsecured Notes Trustee Charging Lien with respect to any unpaid Unsecured Notes Trustee Fees and Expenses or other amounts payable to the Unsecured Notes Trustee under the Unsecured Notes Indentures.

33. Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Reorganized Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions under the Plan shall be subject to any withholding or reporting requirements. In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and sell such withheld property to generate Cash necessary to pay over the withholding tax. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the above, each holder of an Allowed Claim or Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution. The Reorganized Debtors have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or distributing party for payment of any such tax obligations. The Reorganized Debtors may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim complete and return a Form W-8 or W-9, as applicable to each such holder. If the Reorganized Debtors make such a request and the holder fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall be subject to withholding at the highest applicable rate.

34. Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, the Reorganized Debtors entering into the Exit Credit Facility Loan Documents, including any transfers and distributions effectuated under the Plan, and any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

35. Documents, Mortgages, and Instruments. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions, including the Restructuring Transactions, contemplated in the Plan and this Order.

36. Reversal, Stay, Modification, or Vacatur of This Order. Except as otherwise provided in this Order, if any or all of the provisions of this Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors, the Reorganized Debtors, or any other party authorized or required to take action to implement the Plan, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Order and the Plan, including any amendments or modifications to the foregoing.

37. Retention of Jurisdiction. Notwithstanding the entry of this Order or the occurrence of the Effective Date, pursuant to sections 105 and 1142 of the Bankruptcy Code, this Court, except as otherwise provided in the Plan or this Order, shall retain exclusive jurisdiction over all matters arising out of, and related to, these chapter 11 cases to the fullest extent as is legally permissible, including, but not limited to, jurisdiction over the matters set forth in Section 11 of the Plan.

38. Modifications. Subject to Section 12.5 of the Plan, the Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Court. In addition, after the entry of this Order, subject to Section 12.5 of the Plan, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to Plan, the Debtors may remedy any defect or omission or reconcile any inconsistencies in the Plan or this Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as so amended, modified, or supplemented. Notwithstanding anything herein to the contrary but subject to Section 12.5 of the Plan, prior to the Effective Date, the Debtors, subject to the consent rights set forth in the Plan Support Agreements, may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Court; provided, that such technical adjustments and modifications do not materially and adversely affect the treatment of holders of Claims or Interests under the Plan.

39. Provisions of Plan and Order Nonseverable and Mutually Interdependent. All of the provisions of the Plan and of this Order are nonseverable and mutually interdependent.

40. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that any Exit Credit Facility Loan Document or any exhibit to the Plan Supplement provides otherwise (in which case the governing law specified in such Exit Credit Facility Loan Document or such exhibit to the Plan Supplement, as applicable, shall govern), the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

41. Applicable Nonbankruptcy Law. Pursuant to section 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Plan, the Plan Documents, and any other related documents or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

42. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the U.S. Trustee (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee), is hereby waived as to any such list, schedule, or statement not filed as of the entry of this Order.

43. Governmental Approvals Not Required. This Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan. Notwithstanding the foregoing, to the extent that any consent of BOEM or BSEE is necessary to effectuate the Plan’s provisions relating to the Beta Trust, such consents will not be deemed to be granted pursuant to this Order unless and until actually granted by BOEM or BSEE, as applicable.

44. Notice of Order. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Order, substantially in the form attached to this Order as Exhibit B, to all parties who hold a Claim or Interest in these cases and the U.S. Trustee. The Debtors are authorized but not directed, pursuant to Bankruptcy Rule 2002(l), to give supplemental publication notice of entry of this Order and occurrence of the Effective Date in the Houston Chronicle and the national edition of USA Today, and any other trade or other publications the Debtors deem necessary in their discretion, which publication notice shall constitute good and sufficient notice of entry of this Order and occurrence of the Effective Date to persons who do not receive the notice by mail.

45. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

46. Waiver of Stay. The stay of this Order provided by any Bankruptcy Rule (including Bankruptcy Rule 3020(e)), whether for 14 days or otherwise, is hereby waived, and this Order shall be effective and enforceable immediately upon its entry by the Court.

47. Inconsistency. To the extent of any inconsistency between this Order and the Plan, this Order shall govern.

48. No Waiver. The failure to specifically include any particular provision of the Plan in this Order does not diminish the effectiveness of such provision nor constitute a waiver thereof, it being this Court’s intent that the Plan is confirmed in its entirety and expressly incorporated herein by this reference.

CERTAIN PROVISIONS RELATING TO THE BETA TRUST

49. Absent the entry of a Subsequent Order, the Beta Trustee shall not be authorized to release the Beta Trust Memorial Cash Deposit and/or the Beta Trust Pre-Existing Cash Deposit based on provisions of the Plan.

50. Following the entry of a Subsequent Order (if any), the Beta Trustee shall be authorized and directed to release the Beta Trust Memorial Cash Deposit and/or the Beta Trust Pre-Existing Cash Deposit to the Debtors in accordance with Section 4.3(b)(i) of the Plan as addressed or otherwise modified in a Subsequent Order (if any).

51. Notwithstanding anything in the Plan or this Order to the contrary, nothing in the Plan or this Order shall limit the ability of the Debtors and the Beta Previous Owners (and the Beta Direct Beneficiary, to the extent required or applicable) to settle any of their disputes regarding the Beta Trust or the treatment of Class 3 Claims under the Plan.

52. Unless and until a Subsequent Order is entered (if at all), this Order hereby expressly reserves and preserves all of the rights, claims, and defenses of the Debtors and of each holder of a Class 3 Beta Trust Claim with respect to the proposed treatment of Class 3 Claims set forth in section 4.3(b)(i) of the Plan, including, without limitation, rights, claims, or defenses relating to jurisdiction, the application or interpretation of the Beta Trust Agreement or other documents, the application or interpretation of bankruptcy law, the application or interpretation of nonbankruptcy law, and any other rights, claims, or defenses that such parties may seek to assert; provided that, for avoidance of doubt, the Bankruptcy Court, in entering a ministerial order finding that the Estates have been fully administered and that accordingly, the Cases should be closed, shall be entitled to take notice as to whether the Subsequent Order (or other Final Order) mandates the treatment of Class 3 Claims in accordance with Section 4.3(b)(i) or 4.3(b)(ii) of the Plan. For the avoidance of doubt, this Order makes no finding or determination regarding whether the Plan could be confirmed based on the proposed treatment of Class 3 Beta Trust Claims set forth in Section 4.3(b)(i) of the Plan.

53. The Court shall hold a scheduling conference with the Debtors and the Beta Previous Owners (and the Beta Direct Beneficiary, to the extent required or applicable) within 30 days of the entry of this Order (or such later date as such parties may agree) to schedule further proceedings in which the Debtors, subject to the complete mutual reservation of rights set forth in paragraph 52 hereof, shall seek entry of a Subsequent Order. If the Debtors fail to prosecute such proceedings for a period of more than 120 days (which shall not be deemed to include any period during which proceedings are pending, but no affirmative action is required by the Debtors), or if it is determined by Final Order that the Debtors cannot provide the treatment specified in Section 4.3(b)(i) of the Plan, then: (a) Class 3 Claims shall be treated in accordance with Section 4.3(b)(ii) of the Plan; (b) any of the Debtors or holders of Class 3 Claims may request entry of an order determining that Class 3 Claims are Unimpaired; and (c) In such an instance, and for avoidance of doubt, the Bankruptcy Court, in entering a ministerial order finding that the Estates have been fully administered and that accordingly, the Cases should be closed, shall be entitled to take notice that such event has mandated the treatment of Class 3 Claims in accordance with Section 4.3(b)(ii) of the Plan.

MISCELLANEOUS PROVISIONS RESOLVING

INFORMAL OBJECTIONS TO CONFIRMATION OF THE PLAN

54. A&M Taxand LLC Contract. Alvarez & Marsal Taxand LLC (“A&M”) and Debtor Memorial Production Operating, LLC (“MPO”) are parties to that certain letter agreement and that certain statement of work incorporated therein, each dated May 18, 2016 (collectively, the “A&M Contract”), pursuant to which, among other things, MPO engaged A&M to provide state and local tax reverse audit reviews and audit defense services to MPO and its subsidiaries in consideration of compensation equal to a percentage of all “Gross Savings,” as defined in the A&M Contract. Based on the services rendered by A&M under the A&M Contract prior to the Petition Date, a sales tax refund application (the “Texas Refund Application”) was filed by MPO and its subsidiaries with the applicable taxing authority in the State of Texas seeking a refund of over $900,000. As of the date of this Order, the State of Texas has not ruled on the Texas Refund Application. The A&M Contract constitutes an executory contract that will be assumed upon and subject to the occurrence of the Effective Date. The Cure amount owed under the A&M Contract is hereby set at the percentage of the Gross Savings realized by MPO and its subsidiaries pursuant to the Texas Refund Application, payable as and when required pursuant to the A&M Contract.

55. Lee Ranch Litigation. The plaintiffs in Cause No. CV1604622 (the “Lee Parties”), pending in the 51st Judicial District Court of Coke County, Texas, styled Carroll L. Lee, individually, et al. v. Memorial Production Operating LLC, et al. (the “Lee Ranch Litigation”) shall be Unimpaired and retain all of the legal, equitable, and contractual rights they had with respect to the Debtors to the extent such rights existed immediately prior to the commencement of these chapter 11 cases, including rights, if any, to (i) prosecute the Lee Ranch Litigation (which, as of the Effective Date, shall not be stayed by the automatic stay, the Plan, or this Order); (ii) seek prejudgment or postjudgment interest; and (iii) seek recovery or settlement from applicable insurance proceeds, if any. Nothing in the Plan or this Order shall (i) affect the Lee Parties’ rights, if any, to assert that this Court lacks jurisdiction over, or the ability to enter a final order with respect to, the Lee Parties’ claims; (ii) affect the Debtors’ rights, if any, to contest such assertions; or (iii) constitute a determination of whether such jurisdiction may exist. Nothing in the Plan or this Order shall be construed to constitute consent by the Lee Parties to the entry of final orders by this Court on any Claims they may hold. Neither the Debtors, the Reorganized Debtors, nor any of their respective successors, representatives, or assigns shall request that this Court estimate any Claims held by the Lee Parties arising out of the Lee Ranch Litigation. Nothing in the Plan or this Order shall operate to release any claims or causes of action that the Lee Parties hold against any non-Debtor Affiliate.

56. Specified Ad Valorem Tax Claims. Notwithstanding anything to the contrary in the Plan, with respect to the secured ad valorem tax claims, if any, of Beckville Independent School District, Cayuga Independent School District, Crane County, Dewitt County,

Duval County, Ector County Appraisal District, Freer Independent School District, Gregg County, Harris County, Henderson County, Jim Hogg County Independent School District, Jim Hogg County, Karnes City Independent School District, Kaufman County, Linden-Kildare County Independent School District, Live Oak County Appraisal District, Loving County, McMullen County, Pecos County, Polk County, Rusk County, Smith County, Upshur County, Ward County, Webb County Independent School District, Winkler County, Wood County, and Zapata County (each, a “Specified Ad Valorem Tax Claim”): (i) each holder of a Specified Ad Valorem Tax Claim shall retain, until such time as such Specified Ad Valorem Tax Claim is paid in full, (A) its liens, if any, securing such Specified Ad Valorem Tax Claim and (B) its rights, if any, to assert an entitlement to interest on the principal amount of a Specified Ad Valorem Tax Claim; and (ii) each Debtor and each holder of a Specified Ad Valorem Tax Claim shall retain its rights under applicable nonbankruptcy law with respect to amounts not yet due.

57. Certain Rights of the United States. To the extent that the United States holds a Claim against a Debtor, such Claim shall be Unimpaired under the Plan and this Order. To the extent that the United States holds rights against the Debtors that are not subject to discharge under applicable bankruptcy law, such rights shall not be discharged or released under the Plan or this Order. Contracts, leases, covenants, operating rights agreements or other interests or agreements, if any, between a Debtor and the United States or involving a Debtor and (i) federal land or minerals or (ii) lands or minerals held in trust for federally recognized Indian tribes, or held by such Indian landowners in fee with federal restriction on alienation, shall be paid, treated, determined, and administered in the ordinary course of business as if these chapter 11 cases had never been commenced. For the avoidance of doubt: (w) the United States shall not be required to file any proof of claim in these chapter 11 cases; (x) nothing in the Plan or this

Order shall affect or impair the exercise of the United States’ police and regulatory powers against the Debtors or the Reorganized Debtors; (y) nothing in the Plan or this Order shall be interpreted to establish a Cure amount with respect to a contract, if any, between a Debtor and the United States or to require the United States to novate or otherwise consent to the transfer of any interest it may hold; and (z) nothing in the Plan or this Order shall affect or impair the United States’ rights, if any, to assert setoff and recoupment against the Debtors or the Reorganized Debtors, and such rights, if any, are expressly preserved.

58. The United States, by and through the Department of the Interior (“Interior”), consents to the assumption by the Debtors and Reorganized Debtors, as applicable, of the Debtors’ interests in leases on lands owned by the United States (each, a “Federal Lease”) subject to the following: (i) the Debtors shall not abandon or otherwise reject any of the Federal Leases pursuant to the Plan; (ii) no purported assignment, sale or transfer of a Federal Lease under the Plan shall be effective without the express prior consent of Interior; (iii) the Debtors and Reorganized Debtors (including any transferee), as applicable, shall assume and succeed to all financial assurance, bonding, maintenance, plugging and abandonment, decommissioning and other regulatory requirements and obligations under the Federal Leases; and (iv) all existing defaults under the Federal Leases, including, without limitation, any outstanding rents or royalties known to date, plus any accrued and unpaid interest lawfully chargeable, must be cured (or assumed, to the extent appropriate) by the Effective Date.

59. As of the Reorganized Debtors’ assumption of the Debtors’ interests in the Federal Leases on the Effective Date, all proofs of claim filed by Interior in these chapter 11 cases (and, for the avoidance of doubt, the Bureau of Land Management), shall be deemed withdrawn and, notwithstanding such withdrawal, any Claims held by Interior shall be Unimpaired.

60. For the avoidance of doubt, nothing in the Plan or this Order shall discharge, release, preclude, or enjoin Interior’s right to perform any audit and/or compliance review on Federal Leases, and if appropriate, collect from the Reorganized Debtors any additional monies owed by the Debtors on the Federal Leases without those rights being adversely affected by these bankruptcy proceedings. Such rights shall be preserved in full as if these chapter 11 cases had never been commenced and the audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996 (30 U.S.C. § 1701, et seq., as amended) to the extent applicable to the Federal Leases under nonbankruptcy law.

61. Nothing in the Plan or this Order shall discharge, release, preclude or enjoin Interior’s rights, if any, to draw on any surety bond issued to support the Debtors’ or the Reorganized Debtors’ obligations under the Federal Leases (each, a “Federal Lease Bond”), and the Reorganized Debtors will retain all rights and defenses with respect thereto. Any reference to the Debtors in any Federal Lease Bond shall be deemed modified, if and as necessary, to mean the Reorganized Debtors upon the assumption and vesting of the Debtors’ interests in the Federal Leases in the Reorganized Debtors. The Debtors and Reorganized Debtors are authorized to execute any documents necessary to amend the Federal Lease Bonds in a manner consistent with this paragraph.

62. The Debtors and Reorganized Debtors, as applicable, retain all rights to challenge any determinations related to the Federal Leases; provided that any challenge based on a defense must be raised in the administrative review process leading to a final agency determination by Interior or otherwise in accordance with applicable nonbankruptcy law, rules, and regulations.

MISCELLANEOUS PROVISIONS RESOLVING

FORMAL OBJECTIONS TO CONFIRMATION OF THE PLAN

63. XTO Energy, Inc. Agreement. Notwithstanding the assumption of any Joint Operating Agreement (“JOA”) between XTO Energy, Inc. and any of the Debtors, the parties’ rights under such JOA, including any rights to netting or offsetting, will continue Unimpaired such that the parties may continue netting or offsetting any prepetition debts between the parties against any postpetition amounts owed between the parties, subject to the terms of the JOA and applicable law. The parties shall also retain their respective rights to dispute any Cure amount for the JOA in accordance with Section 8 of the Plan.

64. Boaz Energy II, LLC Agreement. Nothing in the Plan or this Order will constitute a finding that the purchase and sale agreement dated as of May 5, 2016 between Memorial Production Operating LLC (“MPO”) and Boaz Energy II, LLC (“Boaz” and such agreement, the “Boaz PSA”) is an executory contract that can be assumed or rejected under the Bankruptcy Code, and the parties reserve their rights and defenses with respect to the executory nature of the Boaz PSA. Nothing in the Plan or this Order will waive, impair, or prejudice any rights of Boaz to the extent such rights exist under the Boaz PSA, and all obligations of MPO under the Boaz PSA will survive, remain in full force and effect, and be enforceable against Reorganized MPO by Boaz on and after the Effective Date in accordance with the Boaz PSA. Nothing in the Plan or this Order will waive, impair, or prejudice any rights of Reorganized MPO to the extent such rights exist under the Boaz PSA and all obligations of Boaz under the Boaz PSA will survive, remain in full force and effect, and will be enforceable against Boaz by Reorganized MPO on and after the Effective Date in accordance with the Boaz PSA.

65. Texas Comptroller of Public Accounts. Notwithstanding anything to the contrary in the Plan or this Order, nothing in the Plan or this Order shall prevent the Texas Comptroller of Public Accounts from (i) exercising rights of setoff, if any, or (ii) taking any action with respect to the collection of taxes, including under Tex. Tax Code § 111.016.

66. Jeffrey L. Olyan. In connection with the resolution of the Olyan objection, the Debtors shall be authorized and directed to reimburse Mr. Olyan for his fees and expenses in the amount of $350,000. Mr. Olyan’s vote or votes rejecting the Plan are hereby changed to a vote or votes accepting the Plan.

Dated:	4-14, 2017
Houston, Texas

THE HONORABLE MARVIN ISGUR UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Second Amended Joint Plan of Reorganization of

Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
MEMORIAL PRODUCTION	§	Case No. 17-30262
PARTNERS LP, et al.,	§
	§	(Jointly Administered)
Debtors.[1]	§
§

SECOND AMENDED JOINT PLAN

OF REORGANIZATION OF MEMORIAL PRODUCTION

PARTNERS LP, ET AL. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

	WEIL, GOTSHAL & MANGES LLP	WEIL, GOTSHAL & MANGES LLP
	Alfredo R. Pérez	Gary T. Holtzer
	700 Louisiana Street, Suite 1700	Joseph H. Smolinsky
	Houston, Texas 77002	767 Fifth Avenue
	Telephone: (713) 546-5000	New York, New York 10153
	Facsimile: (713) 224-9511	Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Counsel for the Debtors and Debtors in Possession

Dated:	April 13, 2017
Houston, Texas

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Memorial Production Partners LP (6667); Memorial Production Partners GP LLC; MEMP Services LLC (1887); Memorial Production Operating LLC; Memorial Production Finance Corporation (3356); WHT Energy Partners LLC; WHT Carthage LLC; Memorial Midstream LLC; Beta Operating Company, LLC; Columbus Energy, LLC; Rise Energy Operating, LLC; Rise Energy Minerals, LLC; Rise Energy Beta, LLC; San Pedro Bay Pipeline Company (1234); and Memorial Energy Services LLC. The Debtors’ mailing address is 500 Dallas Street, Suite 1600, Houston, Texas 77002.

1.32.	Cash Collateral Orders	4

1.33.	Causes of Action	4

1.34.	Chapter 11 Cases	4

1.35.	Claim	4

1.36.	Class	4

1.37.	Confirmation	4

1.38.	Confirmation Date	4

1.39.	Confirmation Hearing	4

1.40.	Confirmation Order	4

1.41.	Consenting Creditors	4

1.42.	Consenting Lenders	5

1.43.	Consenting Noteholders	5

1.44.	Consummation	5

1.45.	Continuing Hedging Lenders	5

1.46.	Contributed Notes Claims	5

1.47.	Contribution LLC	5

1.48.	Contributing Noteholders	5

1.49.	Cure	5

1.50.	Debtor Affiliates	5

1.51.	Debtors	5

1.52.	Debtors in Possession	5

1.53.	Definitive Documents	5

1.54.	Disallowed	6

1.55.	Disbursing Agent	6

1.56.	Disclosure Statement	6

1.57.	Disputed	6

1.58.	Distribution Record Date	6

1.59.	DTC	6

1.60.	Effective Date	6

1.61.	Equity Settlement Cash	6

1.62.	Estate or Estates	6

1.63.	Exculpated Parties	6

1.64.	Exit Credit Agreement	7

1.65.	Exit Credit Facility	7

1.66.	Exit Credit Facility Agent	7

1.67.	Exit Credit Facility Issuing Bank	7

1.68.	Exit Credit Facility Lenders	7

1.69.	Exit Credit Facility Loan Documents	7

1.70.	Exit Credit Facility Obligations	7

1.71.	Exit Credit Facility Revolver Lenders	7

1.72.	Exit Credit Facility Term Lenders	7

1.73.	Exit Credit Facility Term Sheet	7

1.74.	Final Order	7

1.75.	General Unsecured Claim	8

1.76.	Governmental Unit	8

1.77.	Hedging Orders	8

1.78.	Impaired	8

1.79.	Initial Director	8

1.80.	Intercompany Claim	8

1.81.	Intercompany Interest	8

1.82.	Interests	8

1.83.	Interim Hedging Order	8

1.84.	KEIP	8

1.85.	KEIP/KERP Recipient	8

1.86.	KERP	8

1.87.	Lien	8

1.88.	Management Incentive Plan	9

1.89.	Memorial General Partner	9

1.90.	Memorial Limited Partner	9

1.91.	Memorial Limited Partner New Common Shares	9

1.92.	Memorial Limited Partner Warrants	9

1.93.	Memorial Limited Partner Warrant Agreement	9

1.94.	Memorial Parent	9

1.95.	Memorial Parent Interests	9

1.96.	Memorial Parent NewCo	9

1.97.	New Board	9

1.98.	New Common Shares	9

1.99.	New Common Shares Allocation Schedule	10

1.100.	New Stockholders Agreement	10

1.101.	Other Priority Claim	10

1.102.	Other Secured Claim	10

1.103.	Person	10

1.104.	Petition Date	10

1.105.	Plan	10

1.106.	Plan Supplement	10

1.107.	Plan Support Agreements	10

1.108.	Priority Tax Claim	10

1.109.	Professionals	11

1.110.	Professional Fee Claim	11

1.111.	Professional Fee Escrow Account	11

1.112.	Professional Fee Reserve Amount	11

1.113.	Pro Rata	11

1.114.	RBL Credit Agreement or RBL Credit Facility	11

1.115.	RBL Credit Facility Agent	11

1.116.	RBL Credit Facility Claims	11

1.117.	RBL Credit Facility Lenders	11

1.118.	RBL Credit Facility Loan Documents	11

1.119.	RBL Credit Facility Secured Parties	11

1.120.	RBL Plan Support Agreement	12

1.121.	RBL Restructuring Term Sheet	12

1.122.	Registration Rights Agreement	12

1.123.	Registration Rights Parties	12

1.124.	Reinstate, Reinstated or Reinstatement	12

1.125.	Rejecting Class	12

1.126.	Released Parties	12

1.127.	Releasing Parties	12

1.128.	Reorganized Debtors	13

1.129.	Reorganized Debtor Affiliates	13

1.130.	Reorganized MPO	13

1.131.	Requisite Creditors	13

1.132.	Requisite Lenders	13

1.133.	Requisite Noteholders	13

1.134.	Restructuring	13

1.135.	Restructuring Expenses	13

1.136.	Restructuring Term Sheets	13

	1.137.	Restructuring Transactions	13

	1.138.	Schedule of Rejected Contracts and Leases	13

	1.139.	Secured Claim	14

	1.140.	Secured Swap Agreement	14

	1.141.	Subsequent Order	14

	1.142.	Superpriority Administrative Expense Claim	14

	1.143.	Tax or Taxes	14

	1.144.	Unimpaired	14

	1.145.	Unsecured Noteholder	14

	1.146.	Unsecured Noteholder Cash Distribution Amount	14

	1.147.	Unsecured Noteholder Plan Support Agreement	14

	1.148.	Unsecured Noteholder Restructuring Term Sheet	15

	1.149.	Unsecured Notes	15

	1.150.	Unsecured Notes Claims	15

	1.151.	Unsecured Notes Indentures	15

	1.152.	Unsecured Notes Trustee	15

	1.153.	Unsecured Notes Trustee Charging Lien	15

	1.154.	Unsecured Notes Trustee Fees and Expenses	15

B.	Interpretation; Application of Definitions and Rules of Construction.		15

C.	Reference to Monetary Figures.		16

D.	Consent Rights of Consenting Creditors.		16

E.	Controlling Document.		16

Section 2.	ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.		16

	2.1.	Administrative Expense Claims.	16

	2.2.	Professional Fee Claims.	16

	2.3.	Priority Tax Claims.	17

Section 3.	CLASSIFICATION OF CLAIMS AND INTERESTS.		17

	3.1.	Classification in General.	17

	3.2.	Formation of Debtor Groups for Convenience Only.	18

	3.3.	Summary of Classification.	18

	3.4.	Special Provision Governing Unimpaired Claims.	18

	3.5.	Elimination of Vacant Classes.	18

	3.6.	Cramdown.	19

	3.7.	Subordination.	19

v

Section 4.	TREATMENT OF CLAIMS AND INTERESTS.		19

	4.1.	Other Priority Claims (Class 1).	19

	4.2.	Other Secured Claims (Class 2).	19

	4.3.	Beta Trust Claims (Class 3).	20

	4.4.	RBL Credit Facility Claims (Class 4).	20

	4.5.	Unsecured Notes Claims (Class 5).	21

	4.6.	General Unsecured Claims (Class 6).	22

	4.7.	Intercompany Claims (Class 7).	23

	4.8.	Intercompany Interests (Class 8).	23

	4.9.	Memorial Parent Interests (Class 9).	23

Section 5.	MEANS FOR IMPLEMENTATION.		24

	5.1.	Compromise and Settlement of Claims, Interests, and Controversies.	24

	5.2.	Exit Credit Facility.	24

	5.3.	Cancellation of Liens.	25

	5.4.	Cancellation of Existing Securities and Agreements.	26

	5.5.	Authorization and Issuance of Plan Securities.	26

	5.6.	Section 1145 Exemption.	27

	5.7.	Registration Rights and New Stockholders Agreement	27

	5.8.	Directors and Officers.	27

	5.9.	Management Incentive Plan.	28

	5.10.	Withholding and Reporting Requirements.	28

	5.11.	Exemption from Certain Transfer Taxes.	29

	5.12.	Restructuring Transactions.	29

	5.13.	Effectuating Documents; Further Transactions.	31

	5.14.	Restructuring Expenses; Trustee Fees and Expenses.	31

	5.15.	Release of Beta Trust Memorial Cash Deposit and/or the Beta Trust Pre-Existing Cash Deposit.	32

Section 6.	DISTRIBUTIONS.		32

	6.1.	Distribution Record Date.	32

	6.2.	Date of Distributions.	32

	6.3.	Disbursing Agent.	32

	6.4.	Powers of Disbursing Agent.	33

	6.5.	Surrender of Instruments.	33

	6.6.	Delivery of Distributions.	33

	6.7.	Manner of Payment Under Plan.	34

	6.8.	Fractional Shares and Minimum Cash Distributions.	34

	6.9.	Allocation of Distributions Between Principal and Interest	34

	6.10.	Setoffs.	34

	6.11.	Distributions After Effective Date.	34

Section 7.	PROCEDURES FOR DISPUTED CLAIMS AND INTERESTS.		35

	7.1.	Disputed Claims/Process.	35

	7.2.	Objections to Claims and Interests.	35

	7.3.	Estimation of Claims and Interests.	35

	7.4.	No Distributions Pending Allowance.	35

	7.5.	Distributions After Allowance.	36

Section 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.		36

	8.1.	General Treatment.	36

	8.2.	Payments Related to Assumption of Contracts and Leases.	36

	8.3.	Rejection Claims.	37

	8.4.	Survival of the Debtors’ Indemnification Obligations.	37

	8.5.	Compensation and Benefit Plans.	37

	8.6.	Insurance Policies.	38

	8.7.	Reservation of Rights.	38

Section 9.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.		39

	9.1.	Conditions Precedent to the Effective Date.	39

	9.2.	Waiver of Conditions Precedent.	40

	9.3.	Effect of Failure of a Condition.	40

Section 10.	EFFECT OF CONFIRMATION.		40

	10.1.	Binding Effect.	40

	10.2.	Vesting of Assets.	40

	10.3.	Discharge of Claims and Termination of Interests.	40

	10.4.	Term of Injunctions or Stays.	41

	10.5.	Injunctions.	41

	10.6.	Releases by the Debtors.	41

	10.7.	Releases by Holders of Claims and Interests.	42

	10.8.	Exculpation.	43

	10.9.	Retention of Causes of Action/Reservation of Rights.	44

	10.10.	Solicitation of the Plan.	44

	10.11.	Ipso Facto and Similar Provisions Ineffective.	44

	10.12.	Corporate, Limited Liability Company, and Partnership Action.	45

Section 11.	RETENTION OF JURISDICTION.		45

Section 12.	MISCELLANEOUS PROVISIONS.		47

	12.1.	Payment of Statutory Fees.	47

	12.2.	Substantial Consummation.	47

	12.3.	Dissolution of Statutory Committee.	47

	12.4.	Request for Expedited Determination of Taxes.	47

	12.5.	Amendments.	48

	12.6.	Effectuating Documents and Further Transactions.	48

	12.7.	Revocation or Withdrawal of the Plan.	48

	12.8.	Severability of Plan Provisions upon Confirmation.	48

	12.9.	Governing Law.	49

	12.10.	Time.	49

	12.11.	Immediate Binding Effect.	49

	12.12.	Successor and Assigns.	49

	12.13.	Entire Agreement.	49

	12.14.	Notices.	49

Exhibit A	Unsecured Noteholder Plan Support Agreement

Exhibit A	Unsecured Noteholder Restructuring Term Sheet

Annex 1	Defined Terms
Annex 2	Exit Credit Facility Term Sheet
Annex 3	Restructuring Transactions
Annex 4	Management Incentive Term Sheet

Exhibit B	Form of Joinder Agreement

Exhibit B	RBL Plan Support Agreement

Exhibit A	RBL Restructuring Term Sheet

Annex 1	Defined Terms
Annex 2	Exit Credit Facility Term Sheet
Annex 3	Restructuring Transactions
Annex 4	Management Incentive Term Sheet

Exhibit B	Form of Joinder Agreement

Exhibit C	Form of Interim Cash Collateral Order

Exhibit D	Form of Interim Hedging Order

Each of Memorial Production Partners LP, Memorial Production Partners GP LLC, MEMP Services LLC, Memorial Production Operating LLC, Memorial Production Finance Corporation, WHT Energy Partners LLC, WHT Carthage LLC, Memorial Midstream LLC, Beta Operating Company, LLC, Columbus Energy, LLC, Rise Energy Operating, LLC, Rise Energy Minerals, LLC, Rise Energy Beta, LLC, San Pedro Bay Pipeline Company, and Memorial Energy Services LLC propose the following joint chapter 11 plan of reorganization for each of the Debtors pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Section 1.A.

SECTION 1.	DEFINITIONS AND INTERPRETATION.

A.	Definitions.

1.1. 6.875% Senior Unsecured Notes Claim means any Claim arising from, or related to, the 6.875% Senior Unsecured Notes.

1.2. 6.875% Senior Unsecured Note Indenture means that certain indenture dated as of July 17, 2014, by and among Memorial Parent and Memorial Production Finance Corporation, as issuers, each of the guarantors party thereto, and the initial indenture trustee, as amended, supplemented and/or modified by (i) the First Supplemental Indenture dated as of December 30, 2015, and (ii) the Instrument of Resignation, Appointment and Acceptance dated as of June 24, 2016, pursuant to which, among other things, Wilmington Trust, National Association, became the successor trustee, as amended, modified, or otherwise supplemented from time to time.

1.3. 6.875% Senior Unsecured Notes means the 6.875% Senior Unsecured Notes due 2022 issued pursuant to the 6.875% Senior Unsecured Note Indenture in the aggregate outstanding principal amount of $464,965,000, plus all accrued prepetition interest, fees, and other expenses due under the 6.875% Senior Unsecured Notes.

1.4. 7.625% Senior Unsecured Notes Claim means any Claim arising from, or related to, the 7.625% Senior Unsecured Notes.

1.5. 7.625% Senior Unsecured Note Indenture means that certain indenture, dated as of April 17, 2013, by and among Memorial Parent and Memorial Production Finance Corporation, as issuers, each of the guarantors party thereto, and the initial indenture trustee, as amended, supplemented and/or modified by (i) the First Supplemental Indenture dated as of October 7, 2013, (ii) the Second Supplemental Indenture dated as of December 30, 2015, and (iii) the Instrument of Resignation, Appointment and Acceptance dated as of June 24, 2016, pursuant to which, among other things, Wilmington Trust, National Association, became the successor trustee, as amended, modified, or otherwise supplemented from time to time.

1.6. 7.625% Senior Unsecured Notes means the 7.625% Senior Unsecured Notes due 2021 issued pursuant to the 7.625% Senior Unsecured Note Indenture in the aggregate outstanding principal amount of $646,287,000, plus all accrued prepetition interest, fees, and other expenses due under the 7.625% Senior Unsecured Notes.

1.7. AcquisitionCo means the Delaware corporation to be formed by Memorial Parent NewCo in accordance with the Restructuring Transactions.

1.8. Ad Hoc Group means the group of noteholders that own or manage with the authority to act on behalf of the beneficial owners of the Unsecured Notes that have executed the Unsecured Noteholder Plan Support Agreement, and such other noteholders that may enter into the Unsecured Noteholder Plan Support Agreement from time to time.

1.9. Administrative Expense Claim means any Claim for costs and expenses of administration during the Chapter 11 Cases pursuant to sections 328, 330, 363, 364(c)(1), 365, 503(b) or 507(a)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred from and after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) Professional Fee Claims; (c) Restructuring Expenses; and (d) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, 28 U.S.C. §§ 1-1401.

1.10. Allowed means, with reference to any Claim or Interest, (a) any Claim or Interest arising on or before the Effective Date (i) as to which no objection to allowance has been interposed in accordance with Section 7.2 hereof, or (ii) as to which any objection has been determined by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (b) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court or (c) any Claim or Interest expressly allowed hereunder; provided, however, that notwithstanding the foregoing, the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

1.11. Amended and Restated Swap Agreements means certain amended and restated swap agreements between the Debtors and the Continuing Hedging Lenders, governed by a master agreement substantially in the form attached to the Interim Hedging Order as Exhibit 1.

1.12. Amended Organizational Documents means the forms of certificate of formation, certification of incorporation, partnership agreement, limited liability company agreement, and other forms of organizational documents and bylaws for the Reorganized Debtors consistent with section 1123(a)(6) of the Bankruptcy Code, if applicable. To the extent such Amended Organizational Documents reflect material changes to the Debtors’ existing forms of organizational documents and bylaws, substantially final forms of such Amended Organizational Documents will be included in the Plan Supplement.

1.13. Asset Acquisition shall have the meaning set forth in Section 5.12 of the Plan.

1.14. Bankruptcy Code means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.15. Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas having jurisdiction over the Chapter 11 Cases.

1.16. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

1.17. Benefit Plans means all benefit plans, policies, and programs sponsored by the Debtors, including all savings plans and health and welfare plans.

2

1.18. Beta P&A Obligations means the obligations of any Debtor to abandon, restore, and remediate certain interests owned by such entity, as more fully described in the Beta Trust Settlement Agreement.

1.19. Beta Previous Owners means Aera Energy LLC, Noble Energy, Inc., and SWEPI LP together with their respective predecessors, successors, and assigns.

1.20. Beta Replacement Sureties means the surety bonds that secure any Debtor’s performance of the Beta P&A Obligations that have been approved by the Beta Trust Direct Beneficiary and are otherwise acceptable under a Subsequent Order.

1.21. Beta Trust means the trust created pursuant to the Beta Trust Agreement.

1.22. Beta Trust Agreement means that certain Supplemental Bond for Decommissioning Liabilities Trust Agreement, dated as of March 1, 2007, by and among U.S. Bank National Association, as trustee, Pacific Energy Resources Ltd., as settlor, and the Minerals Management Service of the United States Department of the Interior, as beneficiary, as amended, modified, or supplemented from time to time, including by that certain Amendment to Supplemental Bond for Decommissioning Liabilities Trust Agreement, dated as of May 14, 2010, by and among (i) the United States of America, acting by and through the Minerals Management Service of the United States Department of the Interior, as beneficiary, (ii) Rise Energy Beta, LLC, SP Beta Properties, LLC, and Beta Operating Company, LLC, collectively, as successor settlor, and (iii) U.S. Bank National Association, as trustee.

1.23. Beta Trust Claims means any Claim held by the Beta Trust Direct Beneficiary or a Beta Previous Owner arising from, or related to, the Beta Trust Documents, including, without limitation, any Claims for reimbursement, contribution, or subrogation under section 502(e) of the Bankruptcy Code.

1.24. Beta Trust Direct Beneficiary means the United States of America, acting by and through the Bureau of Ocean Energy Management, United States Department of the Interior.

1.25. Beta Trust Documents means the Beta Trust Settlement Agreement, the Beta Trust Agreement, and any security documents, instruments, or other agreements executed in connection with any of the foregoing.

1.26. Beta Trust Memorial Cash Deposit means that portion of the Beta Trust corpus attributable to Cash deposits made by the Debtors, which portion is equal to approximately $62,000,000.

1.27. Beta Trust Pre-Existing Cash Deposit means that portion of the Beta Trust corpus attributable to Cash deposits made by Persons other than the Debtors, which portion is equal to approximately $90,000,000.

1.28. Beta Trust Settlement Agreement means that certain Settlement Agreement, dated as of December 30, 2009, by and among Pacific Energy Resources Ltd., Rise Energy Beta, LLC, SP Beta Properties, LLC, Aera Energy LLC, Noble Energy, Inc., and SWEPI LP.

1.29. Beta Trustee means U.S. Bank National Association solely in its capacity as trustee of the Beta Trust.

3

1.30. Business Day means any day other than a Saturday, a Sunday or any other day on which banking institutions in Houston, Texas are required or authorized to close by law or executive order.

1.31. Cash means legal tender of the United States of America.

1.32. Cash Collateral Orders means, collectively, the interim order authorizing the use of prepetition collateral (including cash collateral) and granting adequate protection to the RBL Credit Facility Secured Parties and the final order granting such relief, entered by the Bankruptcy Court on January 17, 2017 and February 8, 2017, respectively.

1.33. Causes of Action means any action, claim, right, cause of action, controversy, demand, right, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, proceeding, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. Cause of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

1.34. Chapter 11 Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on January 16, 2017, in the Bankruptcy Court and styled In re Memorial Production Partners LP, et al., Case No. 17–30262.

1.35. Claim means a “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

1.36. Class means any group of Claims or Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.37. Confirmation means the entry on the docket of the Chapter 11 Cases of the Confirmation Order.

1.38. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.39. Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.40. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be consistent in all respects with this Plan, which order shall be in form and substance reasonably acceptable to the Debtors, the RBL Credit Facility Agent, and the Requisite Noteholders.

1.41. Consenting Creditors means, collectively, the Consenting Lenders and the Consenting Noteholders.

4

1.42. Consenting Lenders means the RBL Credit Facility Lenders, solely in their capacities as such, that are party to the RBL Plan Support Agreement together with their respective successors and permitted assigns that have become party to the RBL Plan Support Agreement pursuant to a joinder agreement thereto.

1.43. Consenting Noteholders means the Unsecured Noteholders that are party to the Unsecured Noteholder Plan Support Agreement together with their respective successors and permitted assigns and any subsequent Unsecured Noteholder that becomes party to the Unsecured Noteholder Plan Support Agreement in accordance with the terms of the Unsecured Noteholder Plan Support Agreement.

1.44. Consummation means the occurrence of the Effective Date for the Plan.

1.45. Continuing Hedging Lenders means the Consenting Lenders identified on Exhibit 2 to the Interim Hedging Order, in their capacities as such.

1.46. Contributed Notes Claims means the Allowed Unsecured Notes Claims contributed to Contribution LLC by the Contributing Noteholders pursuant to the Restructuring Transactions.

1.47. Contribution LLC means the five Delaware limited liability companies formed by the Contributing Noteholders in accordance with the Restructuring Transactions.

1.48. Contributing Noteholders means certain of the Consenting Noteholders who hold in the aggregate at least 52% (but no more than 77%), or such lesser amount as reasonably determined by counsel to the Consenting Noteholders and the Debtors, of the Allowed Unsecured Notes Claims.

1.49. Cure means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (b) permit the Debtors to assume such executory contract or unexpired lease under section 365(a) of the Bankruptcy Code.

1.50. Debtor Affiliates means the Debtors, other than Memorial Parent.

1.51. Debtors means Memorial Parent, Memorial General Partner, MEMP Services LLC, Memorial Production Operating LLC, Memorial Production Finance Corporation, WHT Energy Partners LLC, WHT Carthage LLC, Memorial Midstream LLC, Beta Operating Company, LLC, Columbus Energy, LLC, Rise Energy Operating, LLC, Rise Energy Minerals, LLC, Rise Energy Beta, LLC, San Pedro Bay Pipeline Company, and Memorial Energy Services LLC.

1.52. Debtors in Possession means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

1.53. Definitive Documents means the documents and agreements (including any related instruments, schedules, or exhibits) that are necessary or desirable to implement, or otherwise relate to, the Restructuring, including the Plan Support Agreements, the Plan (including any plan supplements and all of the schedules, documents, and exhibits contained therein), the Disclosure Statement and the other solicitation materials with respect to the Plan, any order approving the Disclosure Statement, the Confirmation Order, and the Exit Credit Agreement, in each case on terms and conditions consistent with the Restructuring Term Sheets and otherwise in form and substance reasonably acceptable

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to the Debtors, the RBL Credit Facility Agent, and the Requisite Noteholders; provided, that with respect to the New Shareholders Agreement, the Memorial Limited Partner Warrants, and the Management Incentive Plan, the RBL Credit Facility Agent shall only have such consent right with respect to terms that would reasonably be expected to adversely affect the RBL Credit Facility Agent, the Consenting Lenders, and/or the Continuing Hedging Lenders; provided, further, that the Exit Credit Agreement shall be acceptable to the Exit Credit Facility Agent, the Requisite Lenders, the Continuing Hedging Lenders and the Debtors.

1.54. Disallowed means, with respect to any Claim or Interest, that such Claim or Interest has been determined by a Final Order or specified in a provision of the Plan not to be Allowed.

1.55. Disbursing Agent means any entity (including any applicable Debtor if it acts in such capacity) in its capacity as a disbursing agent under Section 6.3 hereof.

1.56. Disclosure Statement means the disclosure statement for the Plan prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018, and other applicable law.

1.57. Disputed means with respect to a Claim or Interest, any such Claim or Interest (a) to the extent neither Allowed nor Disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code, or (b) for which a proof of claim or interest for payment has been made, to the extent the Debtors or any party in interest has interposed a timely objection or request for estimation before the Confirmation Date in accordance with the Plan, which objection or request for estimation has not been withdrawn or determined by a Final Order.

1.58. Distribution Record Date means the Effective Date of the Plan.

1.59. DTC means The Depository Trust Company.

1.60. Effective Date means the date on which all conditions to the effectiveness of the Plan set forth in Section 9 hereof have been satisfied or waived in accordance with the terms of the Plan.

1.61. Equity Settlement Cash means Cash in the amount of $1,250,000.00.

1.62. Estate or Estates means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.63. Exculpated Parties means, collectively: (a) the Debtors; (b) the Reorganized Debtors; (c) the Disbursing Agent; (d) the holders of RBL Credit Facility Claims; (e) the RBL Credit Facility Agent; (f) the RBL Credit Facility Secured Parties; (g) the Unsecured Noteholders; (h) the Unsecured Notes Trustee; (i) the Consenting Creditors; (j) the Continuing Hedging Lenders; (k) the Exit Credit Facility Agent; (l) the Exit Credit Facility Lenders; (m) the Exit Credit Facility Issuing Bank, and (n) with respect to each of the foregoing entities in clauses (a) through (m), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders (regardless of whether such interests are held directly or indirectly), managers, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees, in each case in their capacity as such.

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1.64. Exit Credit Agreement means the amended and restated credit agreement, to be effective as of the Effective Date, that will govern the Exit Credit Facility, containing terms consistent with the Plan Support Agreements, including the Exit Credit Facility Term Sheet.

1.65. Exit Credit Facility means the new senior secured reserve-based revolving loan and letter of credit facility entered into by Reorganized MPO, as borrower, AcquisitionCo, as parent guarantor, the other Reorganized Debtors and Reorganized Debtor Affiliates that constitute Material Subsidiaries (as defined in the “Exit Credit Facility Term Sheet” attached as Annex 2 to the RBL Restructuring Term Sheet), the Exit Credit Facility Agent, the Exit Credit Facility Lenders, and the Exit Credit Facility Issuing Bank under the Exit Credit Facility Loan Documents, which facility shall have a maximum commitment amount of $1,000 million and an initial borrowing base consistent with the Exit Credit Facility Term Sheet.

1.66. Exit Credit Facility Agent means Wells Fargo Bank, National Association, in its capacity as administrative agent under the Exit Credit Agreement.

1.67. Exit Credit Facility Issuing Bank means Wells Fargo Bank, National Association (including its predecessors, successors and assigns) in its capacity as issuing bank under the Exit Credit Facility.

1.68. Exit Credit Facility Lenders means, collectively, the Exit Credit Facility Revolver Lenders and the Exit Credit Facility Term Lenders.

1.69. Exit Credit Facility Loan Documents means the Exit Credit Agreement and all related amendments, supplements, ancillary agreements, notes, pledges, collateral agreements, loan and security agreements, instruments, mortgages, control agreements, deeds of trust, and other documents or instruments to be executed, delivered, or continued in force and effect pursuant to Section 5.2(c) hereof in connection with the Exit Credit Facility, which shall be acceptable to the Debtors, the Exit Credit Facility Agent, the Requisite Lenders, and the Continuing Hedging Lenders.

1.70. Exit Credit Facility Obligations means all obligations of the Reorganized Debtors or any other loan party under the Exit Credit Facility Loan Documents.

1.71. Exit Credit Facility Revolver Lenders means the RBL Credit Facility Lenders that elect on the ballot to be revolving loan lenders under the Exit Credit Facility pursuant to the terms of this Plan, including any applicable assignees and participants thereof.

1.72. Exit Credit Facility Term Lenders means RBL Credit Facility Lenders that do not elect on the ballot to be revolving loan lenders under the Exit Credit Facility pursuant to the terms of the Plan, if any, including any applicable assignees and participants thereof.

1.73. Exit Credit Facility Term Sheet means each of the “Exit Facility Term Sheets” attached as Annex 2 to each of the Restructuring Term Sheets.

1.74. Final Order means an order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending, or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been

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denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion pursuant to section 502(j) or 1144 of the Bankruptcy Code or under Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rule 9024 has been or may be filed with respect to such order or judgment.

1.75. General Unsecured Claim means any Claim (other than the Unsecured Notes Claims or any Intercompany Claims) as of the Petition Date that neither secured by collateral nor entitled to priority under the Bankruptcy Code or any Final Order of the Bankruptcy Court.

1.76. Governmental Unit has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.77. Hedging Orders means, collectively, the Interim Hedging Order and the final order granting such relief, entered by the Bankruptcy Court on January 17, 2017 and February 8, 2017, respectively.

1.78. Impaired means, with respect to a Claim, Interest or Class of Claims or Interests, “impaired” within the meaning of section 1123(a)(4) and 1124 of the Bankruptcy Code.

1.79. Initial Director means Mark Heimowitz or such other person designated by the Consenting Noteholders in the capacity as director of Memorial Parent NewCo and AcquisitionCo.

1.80. Intercompany Claim means any Claim against a Debtor held by another Debtor.

1.81. Intercompany Interest means any Interest in a Debtor held by another Debtor or an Interest in a Debtor held by an affiliate of a Debtor (other than any Memorial Parent Interests).

1.82. Interests means any ownership interest in any Debtor, including all partnership interests, common stock or units, preferred stock or units, or other instruments evidencing an ownership interest in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interests in a Debtor that existed immediately before the Effective Date.

1.83. Interim Hedging Order means the interim order authorizing the Debtors to maintain outstanding prepetition hedging positions and enter into postpetition hedging positions with the Continuing Hedging Lenders pursuant to the Amended and Restated Swap Agreements, entered by the Bankruptcy Court on January 17, 2017.

1.84. KEIP means that certain key employee incentive plan adopted by the board of directors of Memorial General Partner on October 27, 2016.

1.85. KEIP/KERP Recipient means any employee of a Debtor who, as of the Effective Date of this Plan, has received a payment pursuant to the KEIP and the KERP.

1.86. KERP means that certain key employee retention program adopted by the board of directors of Memorial General Partner on October 27, 2016.

1.87. Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

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1.88. Management Incentive Plan means the post-Restructuring management incentive plan, to be implemented by the New Board, in the form filed as a part of the Plan Supplement (as modified pursuant to Section 5.9 below), under which 8.5% of the New Common Shares (including New Common Shares issuable under the Management Incentive Plan but excluding New Common Shares issuable under the Memorial Limited Partner Warrants) will be reserved for issuance as awards under the Management Incentive Plan in accordance with Section 5.9 below.

1.89. Memorial General Partner means Memorial Production Partners GP LLC.

1.90. Memorial Limited Partner means a holder of Memorial Parent Interests other than Memorial General Partner.

1.91. Memorial Limited Partner New Common Shares means New Common Shares representing in the aggregate 2% of the total outstanding shares of Memorial Parent NewCo on the Effective Date, subject to dilution by the Management Incentive Plan and the Memorial Limited Partner Warrants, to be distributed on a Pro Rata basis to the Memorial Limited Partners in accordance with, and subject to the limitations set forth in, Section 4.9 below.

1.92. Memorial Limited Partner Warrants means the cashless warrants to purchase New Common Shares representing 8% of the total issued and outstanding New Common Shares on the Effective Date (including New Common Shares issuable upon full exercise of the Memorial Limited Partner Warrants but excluding any New Common Shares issued pursuant to the Management Incentive Plan), subject to dilution by the Management Incentive Plan, exercisable for a five (5) year period commencing on the Effective Date at a per share exercise price equal to the principal and accrued interest on the Unsecured Notes as of December 31, 2016 divided by the number of issued and outstanding New Common Shares (including New Common Shares issuable upon full exercise of the Memorial Limited Partner Warrants but excluding any New Common Shares issued pursuant to the Management Incentive Plan), and with such other terms as more fully set forth in the Memorial Limited Partner Warrant Agreement, which shall be distributed in accordance with, and subject to the limitations set forth in, Section 4.9 below.

1.93. Memorial Limited Partner Warrant Agreement means the warrant agreement that will govern the terms of the Memorial Limited Partner Warrants, the form of which shall be included in the Plan Supplement.

1.94. Memorial Parent means Memorial Production Partners LP.

1.95. Memorial Parent Interests means any Interests in Memorial Parent.

1.96. Memorial Parent NewCo means the corporation organized under the laws of the State of Delaware to be formed on or before the Effective Date that will become the corporate parent for the Reorganized Debtors on the Effective Date.

1.97. New Board means the board of directors of Memorial Parent NewCo.

1.98. New Common Shares means the shares of common stock, par value $0.01 per share, of Memorial Parent NewCo to be issued on the Effective Date under this Plan, and shall also refer to the shares of common stock reserved for issuance upon exercise of the Memorial Limited Partner Warrants, under the Management Incentive Plan or as otherwise permitted pursuant to the Amended Organizational Documents.

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1.99. New Common Shares Allocation Schedule means the allocation schedule summarizing the pro forma equity ownership of Memorial Parent NewCo to be filed as a part of the Plan Supplement.

1.100. New Stockholders Agreement means that certain Stockholders Agreement, dated as of the Effective Date, between Memorial Parent NewCo, the Unsecured Noteholders (other than the Contributing Noteholders), and Contribution LLC, in accordance with Section 5.7 hereof.

1.101. Other Priority Claim means any Claim against any of the Debtors entitled to priority in payment as specified in section 507(a)(3), (4), (5), (6), (7) or (9) of the Bankruptcy Code (other than an Administrative Expense Claim or a Priority Tax Claim).

1.102. Other Secured Claim means a Secured Claim, other than an Administrative Expense Claim, a Priority Tax Claim, an RBL Credit Facility Claim, or any other Secured Claim that receives alternative treatment under the Plan.

1.103. Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit or other entity (as defined in section 101(15) of the Bankruptcy Code).

1.104. Petition Date means January 16, 2017, the date on which each of the respective Debtors filed its voluntary petition for reorganization relief under chapter 11 of the Bankruptcy Code.

1.105. Plan means this amended joint chapter 11 plan of reorganization, including the exhibits hereto (including the Plan Supplement), as the same may be amended or modified from time to time in accordance with the terms hereof and in the RBL Plan Support Agreement and Unsecured Noteholder Plan Support Agreement.

1.106. Plan Supplement means a supplemental appendix to the Plan containing, among other things, substantially final forms (in each case, subject to the consent rights set forth in the Unsecured Noteholder Plan Support Agreement and RBL Plan Support Agreement, as applicable) of the Amended Organizational Documents, the Exit Credit Agreement, the New Common Shares Allocation Schedule, the Management Incentive Plan, the New Stockholders Agreement, the Memorial Limited Partner Warrant Agreement, the Registration Rights Agreement, the Schedule of Rejected Contracts and Leases, and, to the extent known, with respect to the members of the New Board, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code that will be filed with the Bankruptcy Court no later than two (2) Business Days before the Confirmation Hearing; provided, that, through the Effective Date, the Debtors shall have the right to amend documents contained in, and exhibits to, the Plan Supplement provided that the documents constituting the Plan Supplement (as may be amended) shall be consistent with the Unsecured Noteholder Plan Support Agreement and RBL Plan Support Agreement and subject to the consent rights set forth in the Unsecured Noteholder Plan Support Agreement and RBL Plan Support Agreement, as applicable.

1.107. Plan Support Agreements means, collectively, the RBL Plan Support Agreement and the Unsecured Noteholder Plan Support Agreement.

1.108. Priority Tax Claim means any secured or unsecured Claim of a Governmental Unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

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1.109. Professionals means the professional Persons retained in the Chapter 11 Cases by the Debtors or any statutory committee appointed in the Chapter 11 Cases pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code.

1.110. Professional Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date and on or before the Effective Date by the Professionals.

1.111. Professional Fee Escrow Account means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount funded by the Debtors or by the Reorganized Debtors, as applicable, and maintained on and after the Effective Date by the Reorganized Debtors solely for the purpose of paying all Allowed and unpaid Professional Fee Claims.

1.112. Professional Fee Reserve Amount means the aggregate of all accrued and unpaid Professional Fee Claims through the Effective Date as may be estimated in accordance with Section 2.2 hereof.

1.113. Pro Rata means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class, or the proportion that Allowed Claims or Interests in a particular Class bear to the aggregate amount of Allowed Claims and Disputed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Class under the Plan.

1.114. RBL Credit Agreement or RBL Credit Facility means that certain Credit Agreement, dated as of December 14, 2011, by and among Memorial Production Operating LLC, as borrower, Memorial Parent, as parent guarantor, the RBL Credit Facility Agent, the RBL Credit Facility Lenders, and the other parties party thereto, as amended, restated, supplemented, or otherwise modified prior to the date hereof.

1.115. RBL Credit Facility Agent means Wells Fargo Bank, National Association (including its predecessors, successors, and assigns) in its capacity as administrative agent under the RBL Credit Agreement.

1.116. RBL Credit Facility Claims means all Claims against the Debtors arising under or in connection with the RBL Credit Facility Loan Documents, the Secured Swap Agreements, agreements with Bank Products Providers for Bank Products (both as defined in the RBL Credit Agreement), and all documents relating thereto, including, without limitation, all Claims against the Debtors of the RBL Credit Facility Secured Parties in their capacities as such.

1.117. RBL Credit Facility Lenders means the lenders from time to time party to the RBL Credit Agreement as lenders thereunder, including any applicable assignees and participants thereof.

1.118. RBL Credit Facility Loan Documents means, collectively, the RBL Credit Agreement, the “Loan Documents” (as defined in the RBL Credit Agreement) and all related amendments, supplements, ancillary agreements, notes, pledges, collateral agreements, loan and security agreements, instruments, mortgages, control agreements, deeds of trust, and other documents or instruments executed or delivered in connection with the RBL Credit Facility, in each case as amended, restated, supplemented, or otherwise modified prior to the date hereof.

1.119. RBL Credit Facility Secured Parties means, collectively, the RBL Credit Facility Agent, the RBL Credit Facility Lenders, the “Issuing Bank,” and each “Secured Swap Provider,” “Bank Products Provider,” and “Indemnified Party” (as such terms are defined in the RBL Credit Agreement).

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1.120. RBL Plan Support Agreement means that certain Plan Support Agreement, dated as of January 13, 2017, by and among the Debtors, the Consenting Lenders, and the Continuing Hedging Lenders, as may be amended, supplemented or modified from time to time in accordance with the terms thereof, together with the exhibits and annexes attached thereto, a copy of which, with individual holdings redacted from the signature pages, is annexed hereto as Exhibit B.

1.121. RBL Restructuring Term Sheet means the restructuring term sheet attached to the RBL Plan Support Agreement as Exhibit A, including any schedules, exhibits, and annexes attached thereto and as may be modified in accordance with Section 11 thereof.

1.122. Registration Rights Agreement means the registration rights agreement, dated as of the Effective Date, between the Memorial Parent NewCo and the Registration Rights Parties, in accordance with Section 5.7 hereof.

1.123. Registration Rights Parties means Contribution LLC and those Unsecured Noteholders, if any, that (a) beneficially own at least 10% of the New Common Shares or (b) furnish an opinion of legal counsel to the effect that such Unsecured Noteholder could reasonably be considered to be an affiliate of Memorial Parent Newco for purposes of Rule 144 of the Securities Act of 1933, as amended.

1.124. Reinstate, Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with section 1124 of the Bankruptcy Code, or (b) if applicable under section 1124 of the Bankruptcy Code: (i) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of the applicable Debtor or its status as a debtor under the Bankruptcy Code; (ii) reinstating the maturity date of the Claim; (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a contractual provision or such applicable law allowing the Claim’s acceleration; and (iv) not otherwise altering the legal, equitable or contractual rights to which the Claim entitles the holder thereof.

1.125. Rejecting Class means an Impaired Class that does not vote to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

1.126. Released Parties means each of: (a) the Debtors; (b) the Reorganized Debtors; (c) the holders of RBL Credit Facility Claims, (d) the RBL Credit Facility Agent; (e) the RBL Credit Facility Secured Parties; (f) the Unsecured Noteholders; (g) the Unsecured Notes Trustee; (h) the Consenting Creditors; (i) the Continuing Hedging Lenders; (j) the Exit Credit Facility Agent; (k) the Exit Credit Facility Lenders; (l) the Exit Credit Facility Issuing Bank; (m) Jeffrey L. Olyan; and (n) with respect to each of the foregoing entities in clauses (a) through (n), such entities’ predecessors, successors and assigns, subsidiaries, affiliates, managed accounts or funds, and all of their respective current and former officers, directors, principals, shareholders (regardless of whether such interests are held directly or indirectly), managers, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, investment managers, investment advisors, management companies, fund advisors, and other professionals, and such persons’ respective heirs, executors, estates, servants, and nominees, in each case in their capacity as such.

1.127. Releasing Parties means each of: (a) the Unsecured Notes Trustee, (b) the holders of Unsecured Notes Claims, (c) the holders of all Claims or Interests who vote to accept the Plan,

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(d) the holders of Claims or Interests that are Unimpaired under the Plan, (e) the holders of Claims or Interests whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan, and (f) the holders of Claims or Interests who vote to reject the Plan but do not opt out of granting the releases set forth herein, and (g) with respect to each of the foregoing entities in clauses (a) through (f), such entities’ predecessors, successors, assigns, subsidiaries, and affiliates.

1.128. Reorganized Debtors means the Debtors, as reorganized on the Effective Date in accordance with the Plan, Memorial Parent NewCo and AcquisitionCo.

1.129. Reorganized Debtor Affiliates means the Debtor Affiliates, as reorganized on the Effective Date in accordance with the Plan.

1.130. Reorganized MPO means Memorial Production Operating LLC, as reorganized on the Effective Date in accordance with the Plan.

1.131. Requisite Creditors means the Requisite Lenders and the Requisite Noteholders.

1.132. Requisite Lenders means, as of the date of determination, Consenting Lenders holding at least a majority in amount of the outstanding principal amount of the RBL Loans (as defined in the RBL Plan Support Agreement).

1.133. Requisite Noteholders means, as of the date of determination, Consenting Noteholders holding at least a majority in aggregate principal amount outstanding of the Unsecured Notes held by the Consenting Noteholders as of such date.

1.134. Restructuring means the proposed financial restructuring pursuant to, and in accordance with, the Unsecured Noteholder Plan Support Agreement, the RBL Plan Support Agreement, this Plan, and the Definitive Documents.

1.135. Restructuring Expenses means (i) all reasonable and documented fees and expenses incurred by the RBL Credit Facility Agent, and the reasonable and documented fees and expenses of the respective legal and financial advisors of the RBL Credit Facility Agent and the Ad Hoc Group (but, unless consented to by the Debtors, no more than one legal counsel, one local counsel (if necessary), and one financial advisor to the Ad Hoc Group), and (ii) the documented legal fees, expenses, and disbursements incurred by the Consenting Lenders and the Continuing Hedging Lenders, to the extent such legal fees, expenses and disbursements are reasonable in light of the circumstances and in comparison to other Consenting Lenders or Continuing Hedging Lenders, as applicable, in each case other than the RBL Credit Facility Agent.

1.136. Restructuring Term Sheets means the RBL Restructuring Term Sheet and the Unsecured Noteholder Restructuring Term Sheet.

1.137. Restructuring Transactions shall have the meaning set forth in Section 5.12 of the Plan.

1.138. Schedule of Rejected Contracts and Leases means the schedule, in form and substance reasonably acceptable to the Debtors and the Requisite Noteholders and the RBL Credit Facility Agent, of contracts and leases to be rejected by the Debtors to be filed as part of the Plan Supplement, as the same may be amended, modified, or supplemented from time to time with the consent of the Requisite Noteholders and the RBL Credit Facility Agent.

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1.139. Secured Claim means a Claim (a) secured by property of the Estate to the extent of the value of such property (i) as set forth in the Plan, (ii) as agreed to by the holder of such Claim and the Debtors, or (iii) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (b) secured by the amount of any rights of setoff of the holder thereof under section 553 of the Bankruptcy Code.

1.140. Secured Swap Agreement means a Swap Agreement (as defined in the RBL Credit Agreement) with any RBL Credit Facility Lender or an affiliate of an RBL Credit Facility Lender (other than the Amended and Restated Swap Agreements).

1.141. Subsequent Order means an order or judgment of a court of competent jurisdiction, which has not been reversed, vacated or stayed approving (i) the treatment proposed by the Debtors in Section 4.3(b)(i) hereof for interests and/or claims held by the Beta Trust Direct Beneficiary and the Beta Previous Owners with respect to the Beta Trust; or (ii) a settlement among the Debtors and the Beta Previous Owners (and the Beta Direct Beneficiary, to the extent required or applicable) regarding the treatment of the interests and/or claims held by the Beta Previous Owners (and the Beta Direct Beneficiary, to the extent required or applicable) with respect to the Beta Trust. All defenses, rights and claims of the of the Debtors and of each holder of a Class 3 Beta Trust Claim with respect to the proposed treatment of Class 3 Claims set forth in Section 4.3(b)(i) of the Plan, including, without limitation, rights, claims, or defenses relating to jurisdiction, the application or interpretation of the Beta Trust Agreement or other documents, the application or interpretation of bankruptcy law, the application or interpretation of non-bankruptcy law, and any such other rights, claims, or defenses that such parties may seek to assert are fully preserved and reserved for purposes of any hearing, dispute, proceeding or otherwise from which a Subsequent Order may be sought.

1.142. Superpriority Administrative Expense Claim means any Claims against each of the Debtors on a joint and several basis with priority over any and all other Administrative Expense Claims granted pursuant to the Cash Collateral Orders or the Hedging Orders.

1.143. Tax or Taxes means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under §59A of the Internal Revenue Code of 1986, as amended), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any liability under Treasury Regulation § 1.1502-6 or any analogous or similar state, local or non-U.S. law or regulation.

1.144. Unimpaired means, with respect to a Claim, Interest or Class of Claims or Interests, not “impaired” within the meaning of section 1123(a)(4) and 1124 of the Bankruptcy Code.

1.145. Unsecured Noteholder means a holder of Unsecured Notes.

1.146. Unsecured Noteholder Cash Distribution Amount means an aggregate amount of $24,639,691.88.

1.147. Unsecured Noteholder Plan Support Agreement means that certain Plan Support Agreement, dated as of December 22, 2016, by and among the Debtors and the Consenting Noteholders, as may be amended, supplemented or modified from time to time in accordance with the terms thereof, a copy of which is annexed hereto as Exhibit A.

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1.148. Unsecured Noteholder Restructuring Term Sheet the restructuring term sheet attached to the Unsecured Noteholder Plan Support Agreement as Exhibit A, including any schedules, exhibits, and annexes attached thereto and as may be modified in accordance with Section 11 thereof.

1.149. Unsecured Notes means the 6.875% Senior Unsecured Notes and the 7.625% Senior Unsecured Notes.

1.150. Unsecured Notes Claims means any Claim that is a 6.875% Senior Unsecured Note Claim or a 7.625% Senior Unsecured Note Claim.

1.151. Unsecured Notes Indentures means the 6.875% Senior Unsecured Note Indenture and the 7.625% Senior Unsecured Note Indenture.

1.152. Unsecured Notes Trustee means Wilmington Trust, National Association in its capacity as successor trustee under each of the Unsecured Notes Indentures, together with its successors and assigns.

1.153. Unsecured Notes Trustee Charging Lien means any Lien or other priority in payment arising prior to the Effective Date to which the Unsecured Notes Trustee is entitled, pursuant to the Unsecured Notes Indentures, against distributions to be made to Unsecured Noteholders or other money or property held or collected by the Unsecured Notes Trustee for payment of any Unsecured Notes Trustee Fees and Expenses, which Lien or other priority in payment shall be deemed a separate right of each Unsecured Notes Trustee arising under this Plan.

1.154. Unsecured Notes Trustee Fees and Expenses means, to the extent required by the Unsecured Notes Indentures, all reasonable and documented compensation, disbursements, advances, and expenses incurred or made by the Unsecured Notes Trustees (including, without limitation, the reasonable and documented fees and expenses of Stroock & Stroock & Lavan LLP, as counsel to the Unsecured Notes Trustee, and one local counsel to the Unsecured Notes Trustee), and all indemnification obligations arising under the Unsecured Notes Indentures, whether prior to or after the Petition Date and whether prior to or after the Effective Date.

B.	Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan, as the same may be amended, waived or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained therein. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or on those terms and conditions, and in each case shall include any amendment, restatement, or other modification made in accordance herewith; (3) unless otherwise specified, all references herein to “Sections” are references to Sections hereof or hereto; (4) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (5) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

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C.	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

D.	Consent Rights of Consenting Creditors

Notwithstanding anything herein to the contrary, any and all consent rights of the Consenting Creditors set forth in the Unsecured Noteholder Plan Support Agreement and the RBL Plan Support Agreement, as applicable, with respect to the form and substance of this Plan, the Plan Supplement and any other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including to the applicable definitions in section 1 hereof) and fully enforceable as if stated in full herein.

E.	Controlling Document.

Following the commencement of the Chapter 11 Cases, in the event of an inconsistency between the Plan and Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document). The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

SECTION 2.	ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS.

2.1. Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to different treatment, the Debtors or the Reorganized Debtors, as the case may be, shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

2.2. Professional Fee Claims.

(a) All entities seeking an award by the Bankruptcy Court of Professional Fee Claims shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred no later than the date that is sixty (60) days after the Effective Date. The Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and any prior order of the Bankruptcy Court.

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(b) On or before the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Professionals. To receive payment for unbilled fees and expenses incurred through the Effective Date, the Professionals shall estimate their accrued Professional Fee Claims prior to and as of the Effective Date and shall deliver such estimate to the Debtors on or before the Effective Date. If a Professional does not provide such estimate, the Debtors or Reorganized Debtors, as applicable, may estimate the unbilled fees and expenses of such Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Such funds in the Professional Fee Escrow Account shall not constitute property of the Reorganized Debtors. Professional Fee Claims owing to the Professionals and unpaid as of the Effective Date shall be paid in Cash by the Reorganized Debtors from the Professional Fee Escrow Account, without interest or other earnings therefrom, as and when such Claims are Allowed by a Bankruptcy Court order. When all Allowed Professional Fee Claims have been paid in full, any amounts remaining in the Professional Fee Escrow Account, if any, shall be paid to the Reorganized Debtors.

(c) Except as otherwise specifically provided in the Plan, from and after the Effective Date, each Debtor and Reorganized Debtor, as applicable, shall pay in Cash the reasonable legal fees and expenses incurred by such Debtor or Reorganized Debtor, as applicable, after the Effective Date in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court. On the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code shall terminate, and each Debtor or Reorganized Debtor, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

2.3. Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtors or the Reorganized Debtors, as the case may be, (a) Cash in an amount equal to such Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (b) equal annual Cash payments in an aggregate amount equal to such Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, over a period not exceeding five (5) years after the date of assessment of such Allowed Priority Tax Claim; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business or under applicable non-bankruptcy law as such obligations become due.

SECTION 3.	CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1. Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, Confirmation, and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

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3.2. Formation of Debtor Groups for Convenience Only.

This Plan groups the Debtors together solely for the purpose of describing treatment under this Plan, Confirmation of this Plan, and making distributions in respect of Allowed Claims or Interests under the Plan. Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets, and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal entities.

3.3. Summary of Classification.

The following table designates the Classes of Claims against and Interests in each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) presumed to accept or deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in this Section 3. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have holders of Claims or Interests in a particular Class or Classes, and such Classes shall be treated as set forth in Section 3.5.

Class	Claim or Interest	Status	Voting Right
1	Other Priority Claims	Unimpaired	No (presumed to accept)

2	Other Secured Claims	Unimpaired	No (presumed to accept)

3	Beta Trust Claims	Impaired	Yes

4	RBL Credit Facility Claims	Impaired	Yes

5	Unsecured Notes Claims	Impaired	Yes

6	General Unsecured Claims	Unimpaired	No (presumed to accept)

7	Intercompany Claims	Unimpaired	No (presumed to accept)

8	Intercompany Interests	Unimpaired	No (presumed to accept)

9	Memorial Parent Interests	Impaired	Yes

3.4. Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as the case may be, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5. Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than

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zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.6. Cramdown.

If any Class of Claims is deemed to reject this Plan or is entitled to vote on this Plan does not vote to accept this Plan, the Debtors may (a) seek Confirmation of this Plan under section 1129(b) of the Bankruptcy Code or (b) amend or modify this Plan in accordance with the terms hereof and the Bankruptcy Code, including, without limitation, to provide for a treatment that will render such Class of Claims to be Unimpaired.

3.7. Subordination.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto; provided, however, that the Debtors shall not re-classify any Allowed RBL Credit Facility Claim or Allowed Unsecured Notes Claim.

SECTION 4.	TREATMENT OF CLAIMS AND INTERESTS.

4.1. Other Priority Claims (Class 1).

(a) Classification: Class 1 consists of Other Priority Claims.

(b) Treatment: Except to the extent that a holder of an Allowed Other Priority Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each such holder shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Claim, payable on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date and (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim.

(c) Voting: Class 1 is Unimpaired, and the holders of Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Priority Claims are not entitled to vote to accept or reject the Plan.

4.2. Other Secured Claims (Class 2).

(a) Classification: Class 2 consists of Other Secured Claims. To the extent that Other Secured Claims are secured by different collateral or different interests in the same collateral, such Claims shall be treated as separate subclasses of Class 2.

(b) Treatment: Except to the extent that a holder of an Allowed Other Secured Claim against any of the Debtors has agreed to less favorable treatment of such Claim, each holder of an Allowed Other Secured Claim shall receive, at the option of the Debtors or the Reorganized Debtors, as the case may be, either (i) Cash in an amount equal to such Claim, in full and final satisfaction of such Claim, payable on the later of the Effective Date and the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practical thereafter, (ii) Reinstatement pursuant to section 1124 of the Bankruptcy Code, or (iii) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

(c) Voting: Class 2 is Unimpaired, and the holders of Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Other Secured Claims are not entitled to vote to accept or reject the Plan.

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4.3. Beta Trust Claims (Class 3).

(a) Classification: Class 3 consists of all Beta Trust Claims. Class 3A consists of Beta Trust Claims held by the Beta Trust Direct Beneficiary. Class 3B consists of Beta Trust Claims held by the Beta Previous Owners.

(b) Treatment: Except to the extent that a holder of a Beta Trust Claim agrees to different treatment, including via a settlement with the Debtors:

(i) Following the entry of a Subsequent Order (if any), in the Debtors’ sole discretion, (i)(A) each holder of a Beta Trust Claim shall receive continuing interests in Beta Trust Pre-Existing Cash Deposit and (B)(i) the Debtors shall maintain or renew, as applicable, the Beta Replacement Sureties for the benefit of the Beta Trust Direct Beneficiary and (ii) the Debtors shall grant to the Beta Previous Owners a lien in the proceeds of the Beta Replacement Sureties, which lien shall be subordinated in all respects to the rights of the Beta Direct Beneficiary with respect to such proceeds; provided, that, to the extent that the Debtors obtain new sureties to secure performance of the Beta P&A Obligations (in addition to the Beta Replacement Sureties), the Beta Trust Pre-Existing Cash Deposit shall be reduced on a dollar-for-dollar basis for the purpose of granting the continuing interests under clause (b)(i)(A) and the Debtors shall grant to the Beta Previous Owners a lien in the proceeds of such additional replacement sureties, which lien shall also be subordinated in all respects to the rights of the Beta Direct Beneficiary with respect to such proceeds, or (ii) each holder of a Beta Trust Claim shall receive such other treatment as will render Class 3A or 3B to be Unimpaired. For the avoidance of doubt, holders of Beta Trust Claims will not have any continuing interest or right with respect to the Beta Trust Memorial Cash Deposit or, if the Debtors obtain new sureties in addition to the Beta Replacement Sureties, that portion of the Beta Trust Pre-Existing Cash Deposit equal to the amount of such additional sureties.

(ii) Absent the entry of a Subsequent Order, (A) neither the Beta Trust Memorial Cash Deposit nor the Beta Trust Pre-Existing Cash Deposit may be released from the Beta Trust based on provisions of this Plan, (B) the provisions of the Beta Trust Documents shall continue to govern the release of such amounts from the Beta Trust, and (C) the Beta Trust Claims shall otherwise be treated as if Unimpaired by the provisions of this Plan.

(c) Voting: The Beta Trust Claims are Impaired, and the holders of Beta Trust Claims are entitled to vote to accept or reject the Plan.

4.4. RBL Credit Facility Claims (Class 4).

(a) Classification: Class 4 consists of the RBL Credit Facility Claims.

(b) Allowance: The RBL Credit Facility Claims shall be Allowed as Secured Claims in the aggregate amount of all outstanding principal, the face amount of undrawn letters of credit issued under the RBL Credit Facility, interest, letter of credit fees, other fees, unpaid expense reimbursements as of the Effective Date and other obligations due under the RBL Credit Agreement, the

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Cash Collateral Orders, the RBL Plan Support Agreement, the Secured Swap Agreements, the agreements with Bank Products Providers (as defined in the RBL Credit Agreement), or the other RBL Credit Facility Loan Documents (including those arising after the Petition Date), and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person. Notwithstanding anything to the contrary herein, there shall be no requirement that the RBL Credit Facility Agent file a proof of Claim on behalf of the RBL Credit Facility Lenders in respect of any RBL Credit Facility Claims in order for such Claims to be Allowed; provided, that the RBL Credit Facility Agent is authorized, but not directed, to file in the Chapter 11 Cases a single master proof of claim on behalf of itself and the holders of the RBL Credit Facility Claims on account of any and all of their respective Claims arising under the RBL Credit Agreement.

(c) Treatment: On the Effective Date, each holder of an Allowed RBL Credit Facility Claim shall receive, in full and final satisfaction of such Claim, (i) its Pro Rata share of Cash in an amount equal to all accrued and unpaid interest (calculated in the manner described in the Cash Collateral Orders and subject to the rights of the RBL Credit Facility Agent and the other RBL Credit Facility Secured Parties to seek cash payment of the Rate Differential (as defined in the Cash Collateral Orders) and/or additional interest from and after the Petition Date on the Prepetition Indebtedness (as defined in the Cash Collateral Orders) at the post-default rate of two percent (2%) as provided in Section 3.02(c) of the RBL Credit Facility, all as more fully set forth in the Cash Collateral Orders), fees, and other amounts (excluding amounts owed for principal or undrawn letters of credit) owing under the RBL Credit Facility through the Effective Date as set forth in the RBL Credit Facility Loan Documents, to the extent not previously paid, (ii) its Pro Rata share of the Exit Credit Facility as a first lien, second-out term loan under the Exit Credit Agreement; provided, that each holder of an Allowed RBL Credit Facility Claim that elects to participate in the Exit Credit Facility as an Exit Credit Facility Revolver Lender shall receive its Pro Rata share of first lien, first-out revolving loans under the Exit Credit Agreement and letter of credit participations under the Exit Credit Agreement, and (iii) Cash in an amount equal to claims for indemnities, expense reimbursements and any other amounts (excluding amounts owed for principal or undrawn letters of credit) due and owing under the RBL Credit Facility Loan Documents through the Effective Date as set forth in the Cash Collateral Orders, the RBL Plan Support Agreement, the Secured Swap Agreements, the agreements with Bank Products Providers (as defined in the RBL Credit Facility), or the other RBL Credit Facility Loan Documents, to the extent not previously paid.

(d) Voting: Allowed RBL Credit Facility Claims are Impaired, and the holders of RBL Credit Facility Claims are entitled to vote to accept or reject the Plan.

4.5. Unsecured Notes Claims (Class 5).

(a) Classification: Class 5 consists of Unsecured Notes Claims.

Allowance: The Unsecured Notes Claims are Allowed in the approximate aggregate principal (or face) amount of $1,111,252,000, plus any other amounts and obligations payable under the Unsecured Notes Indentures, and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether equitable, contractual, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation by any Person. Notwithstanding anything to the contrary herein, there shall be no requirement that the Unsecured Notes Trustee file a proof of Claim on behalf of holders of the 6.875% Senior Unsecured Note Claims or holders of the 7.625% Senior Unsecured Note Claims, as the case may be, in respect of any 6.875% Senior Unsecured Note Claims or 7.625% Senior Unsecured Note Claims, as the case may be, in order for such Claims to be Allowed; provided, that the Unsecured Notes

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Trustee are each authorized, but not directed, to file in the Chapter 11 Cases a single master proof of claim on behalf of itself and the holders of the Unsecured Notes Claims on account of any and all of their respective Claims arising under the 6.875% Senior Unsecured Note Indenture or the 7.625% Senior Unsecured Note Indenture, as applicable.

(b) Treatment: On the Effective Date, pursuant to the terms of the Restructuring Transactions, (i) each holder of an Allowed Unsecured Notes Claim (other than the Contributed Notes Claims) will be entitled to receive, in full and final satisfaction of such Allowed Unsecured Notes Claim, its Pro Rata share (based on all Allowed Unsecured Notes Claims, including the Contributed Notes Claims) of (A) New Common Shares representing in the aggregate 98% of the total outstanding shares of Memorial Parent NewCo on the Effective Date, subject to dilution by the Management Incentive Plan and the Memorial Limited Partner Warrants, and (B) if elected by the Requisite Noteholders no later than the Plan voting deadline, in their sole discretion the Unsecured Noteholder Cash Distribution Amount, and (ii) AcquisitionCo, as the holder of the Contributed Notes Claims, will be entitled to receive, in full and final satisfaction of such Claims and in consideration for the shares to be distributed to holders of Allowed Unsecured Notes Claims (other than the Contributed Notes Claims) pursuant to the preceding clause and shares and warrants to be distributed to the Memorial Limited Partners, (A) all of the assets of Memorial Parent (other than Cash distributable on the Effective Date pursuant to the Plan), subject to any liabilities of Memorial Parent not discharged, satisfied or otherwise provided for pursuant to the Plan and (B) if elected by the Requisite Noteholders no later than the Plan voting deadline, in their sole discretion, its Pro Rata share (based on all Allowed Unsecured Notes Claims, including the Contributed Notes Claims) of the Unsecured Noteholder Cash Distribution Amount.

Accordingly, each holder of an Allowed Unsecured Notes Claim immediately prior to the Restructuring Transactions will, immediately after the Restructuring Transactions, own (directly or indirectly) a Pro Rata Share of New Common Shares representing in the aggregate 98% of the total outstanding shares of Memorial Parent NewCo on the Effective Date, subject to dilution by the Management Incentive Plan and the Memorial Limited Partner Warrants and receive (directly or indirectly) at the election of the Requisite Noteholders no later than the Plan voting deadline, in their sole discretion, its Pro Rata share (based on all Allowed Unsecured Notes Claims, including the Contributed Notes Claims) of the Unsecured Noteholder Cash Distribution Amount.

Distributions to each holder of an Allowed Unsecured Notes Claim shall be subject to the rights and terms of the Unsecured Notes Indentures and the rights of the Unsecured Notes Trustee to assert its Unsecured Notes Trustee Charging Lien against distributions made to holders of Allowed Unsecured Notes Claims.

(c) Voting: Class 5 is Impaired, and the holders of Unsecured Notes Claims are entitled to vote to accept or reject the Plan.

4.6. General Unsecured Claims (Class 6).

(a) Classification: Class 6 consists of General Unsecured Claims.

(b) Treatment: Except to the extent that a holder of an Allowed General Unsecured Claim against any of the Debtors has agreed to different treatment of such Claim, the legal, equitable, and contractual rights of the holders of General Unsecured Claims are unaltered by the Plan. On and after the Effective Date, except to the extent that a holder of a General Unsecured Claim agrees to different treatment, the Debtors or Reorganized Debtors, as applicable, shall continue to pay or dispute each General Unsecured Claim in the ordinary course of business as if the Chapter 11 Cases had never been commenced.

(c) Voting: Allowed General Unsecured Claims are Unimpaired. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed General Unsecured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders will not be solicited with respect to such Allowed General Unsecured Claims.

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4.7. Intercompany Claims (Class 7).

(a) Classification: Class 7 consists of Intercompany Claims.

(b) Treatment: On the Effective Date, all Intercompany Claims shall be paid, adjusted, Reinstated or discharged to the extent reasonably determined to be appropriate by the Debtors, upon consultation with the RBL Credit Facility Agent and subject to the consent of the Requisite Noteholders.

(c) Voting: Pursuant to sections 1126(f) and 1126(g) of the Bankruptcy Code, the holders of Intercompany Claims against the Debtors are not entitled to vote to accept or reject the Plan.

4.8. Intercompany Interests (Class 8).

(a) Classification: Class 8 consists of Intercompany Interests.

(b) Treatment: On the Effective Date, or as soon as practicable thereafter, all Intercompany Interests will be Reinstated.

(c) Voting: Class 8 is Unimpaired, and the holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

4.9. Memorial Parent Interests (Class 9).

(a) Classification: Class 9 consists of Memorial Parent Interests.

(b) Treatment: On the Effective Date, all Memorial Parent Interests shall be cancelled and, shall be of no further force and effect, whether surrendered for cancellation or otherwise. Pursuant to the terms of the Restructuring Transactions, each Memorial Limited Partner will receive, on account of, and in full and final satisfaction of, its Memorial Parent Interests, and for the releases given by such Memorial Limited Partner to the Released Parties pursuant to Section 10.7 of the Plan, its Pro Rata share of: (i) the Memorial Limited Partner New Common Shares; (ii) the Memorial Limited Partner Warrants; and (iii) the Equity Settlement Cash. Notwithstanding anything herein to the contrary, any restricted units of Memorial Parent issued pursuant to the Memorial Production Partners GP LLC Long-Term Incentive Plan shall vest prior to the Effective Date.

(c) Voting: Class 9 is Impaired by the Plan, and Memorial Limited Partners are entitled to vote to accept or reject the Plan.

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SECTION 5.	MEANS FOR IMPLEMENTATION.

5.1. Compromise and Settlement of Claims, Interests, and Controversies.

(a) Pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Claim or Interest or any distribution to be made on account of any Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, prior to the Effective Date, the Debtors and, after the Effective Date, the Reorganized Debtors, may compromise and settle Claims against the Debtors or the Reorganized Debtors, as applicable, and Causes of Action against other entities.

(b) In accordance with Section 5.1(a) hereof and in furtherance of the global resolution settlement embodied in this Plan: (i) the Debtors shall promptly reimburse the fees and expenses of Jeffrey L. Olyan in the stipulated amount of $350,000; (ii) Mr. Olyan will be included as a “Released Party” and has changed his vote on this Plan to accept this Plan, thereby making him a “Releasing Party”; and (iii) on or as soon as practicable after the Effective Date: (A) the KEIP/KERP Recipients shall collectively pay Cash in an aggregate amount equal to $1,500,000 to the Debtors, of which the Equity Settlement Cash shall be distributed to Memorial Limited Partners and the remaining $250,000 shall be retained by the Reorganized Debtors; (B) the terms of the Management Incentive Plan set forth in Annex 4 to each of the Restructuring Term Sheets shall be amended in accordance with Section 5.9 below; and (C) the strike price of the management options granted on the Effective Date under the Management Incentive Plan shall be at a price that reflects a total enterprise value of the Debtors on the Effective Date of $1,000,000,000.

5.2. Exit Credit Facility.

(a) On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver and enter into the Exit Credit Agreement, the other Exit Credit Facility Loan Documents, and any other documents necessary or appropriate to satisfy the conditions to effectiveness of the Exit Credit Facility in connection with the distribution to holders of Class 4 RBL Credit Facility Claims, without the need for any further partnership, limited liability company, or corporate action and without further action by the holders of Claims or Interests. Any letters of credit issued and outstanding under the RBL Credit Agreement on the Effective Date shall be “rolled” into the Exit Credit Facility. The Amended and Restated Swap Agreements, to the extent in effect on the Effective Date, shall be unaltered by the Plan, shall be assumed by Reorganized MPO pursuant to the Plan, and shall be secured by the “Collateral” (as such term or any similar term is used in the Exit Credit Agreement). On the Effective Date, any amounts due and owing under the Hedging Order or the Amended and Restated Swap Agreements shall be paid in full in Cash. The form of Exit Credit Agreement will be filed as part of the Plan Supplement.

(b) On the Effective Date, (i) upon the execution and delivery of the Exit Credit Agreement and the other Exit Credit Facility Loan Documents, the Exit Credit Facility Obligations shall be valid, binding, effective, non-avoidable, and enforceable, in accordance with the Exit Credit

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Facility Loan Documents, and all Liens and security interests granted and continuing pursuant to Section 5.2(c) hereof, the Exit Credit Agreement, and the other Exit Credit Facility Loan Documents shall be (A) valid, binding, perfected, enforceable, first priority Liens on and security interests in the personal and real property described in and subject to such documents, subject only to such Liens and security interests as are permitted under the Exit Credit Facility Loan Documents, and (B) not subject to avoidance, recharacterization or subordination (whether equitable, contractual, or otherwise) under any applicable law, and (ii) the guarantees, mortgages, pledges, security interests, and other Liens granted and continuing pursuant to Section 5.2(c) hereof, the Exit Credit Agreement, and the other Exit Credit Facility Loan Documents shall be granted in good faith, shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, and the priorities of such guarantees, mortgages, pledges, security interests, and other Liens shall be as set forth in the Exit Credit Facility Loan Documents.

(c) The RBL Credit Facility, the other RBL Credit Facility Loan Documents, and all Liens, mortgages and security interests granted by the Debtors pursuant to the RBL Credit Facility and the other RBL Credit Facility Loan Documents to secure the RBL Credit Facility Claims as of the Petition Date are unaltered by this Plan (other than amending and restating certain RBL Credit Facility Loan Documents in accordance with this Plan), and all such Liens, mortgages and security interests shall remain in effect to the same extent, in the same manner and on the same terms and priorities as they were on the Petition Date and secure the Exit Credit Facility Obligations. For purposes of all mortgages, deeds of trust, security agreements, assignments of as-extracted collateral, uncertificated control agreements, fixture filings and financing statements, deposit account control agreements, instruments, and other security documents entered into by any Debtor in connection with the RBL Credit Facility or filed by the RBL Credit Facility Agent or any other RBL Credit Facility Secured Party in connection with the RBL Credit Facility, the Exit Credit Agreement shall be deemed an amendment and restatement of the RBL Credit Agreement and such mortgages, deeds of trust, security agreements, assignments of as-extracted collateral, uncertificated control agreements, fixture filings and financing statements, deposit account control agreements, instruments, and other security documents shall survive the Effective Date, shall not be cancelled and shall continue to secure the Exit Credit Facility Obligations and the Amended and Restated Swap Agreements. For the avoidance of doubt, all indemnification obligations and expense reimbursement obligations of the Debtors arising under the RBL Credit Facility Loan Documents in favor of the RBL Credit Facility Secured Parties, or their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors, shall remain in full force and effect, and shall be assumed and be enforceable against the Reorganized Debtors on and after the Effective Date under the Exit Credit Agreement and the other Exit Credit Facility Loan Documents pursuant to this Plan and the terms of the Exit Credit Facility Loan Documents. The indemnification and expense reimbursement provisions of the RBL Credit Agreement and the RBL Credit Facility Loan Documents shall continue to govern with respect to any obligations governing the relationship between the RBL Credit Facility Secured Parties (including those provisions relating to the RBL Credit Facility Agent’s rights to seek expense reimbursement, indemnification and similar amounts from the RBL Credit Facility Lenders) or that may survive termination or maturity of the RBL Credit Facility in accordance with the terms thereof.

5.3. Cancellation of Liens.

Except as otherwise specifically provided herein (including, without limitation, Section 5.2 of the Plan), upon the occurrence of the Effective Date, any Lien (other than, for the avoidance of doubt, the Unsecured Notes Trustee Charging Lien) securing any Secured Claim (other than an RBL Credit Facility Claim) shall be deemed released, and the holder of such Secured Claim (other than an RBL Credit Facility Claim) shall be authorized and directed to release any collateral or other property of the Debtors (including any Cash collateral) held by such holder and to take such actions as may be requested by the Reorganized Debtors, to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Reorganized Debtors.

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5.4. Cancellation of Existing Securities and Agreements.

Except as expressly provided in the Plan, on the Effective Date, all notes, instruments, certificates evidencing debt of, or equity interests in, the Debtors, including, without limitation, the Unsecured Notes, the Unsecured Notes Indentures, the Memorial Parent Interests, and all warrants, options, and other entitlements to purchase and/or receive Memorial Parent Interests, shall be deemed surrendered and cancelled and any obligation of the Debtors thereunder shall be discharged; provided, however, that the RBL Credit Facility, the Amended and Restated Swap Agreements, the other RBL Credit Facility Loan Documents and all liens, mortgages, and security interests granted by the Debtors pursuant to the RBL Credit Facility and the other RBL Credit Facility Loan Documents to secure the RBL Credit Facility Claims prior to the Petition Date shall be unaltered by the Plan (other than amending and restating certain RBL Credit Facility Loan Documents in accordance with the Plan), and all such liens, mortgages and security interests shall remain in effect to the same extent, in the same manner and on the same terms and priorities as they were prior to the Petition Date and secure the obligations of the Reorganized Debtors under the Exit Credit Facility and the Amended and Restated Swap Agreements; provided, further, that, notwithstanding Confirmation or the occurrence of the Effective Date, the Unsecured Notes Indentures shall continue in effect solely for purposes of enabling holders of Allowed Claims and Interests to receive distributions under the Plan; and provided, further, that the cancellation of the Unsecured Notes and the Unsecured Notes Indentures hereunder shall not in any way affect or diminish (a) the rights and duties of the Unsecured Notes Trustee to make distributions pursuant to the Plan to the Unsecured Noteholders in accordance with the Unsecured Notes Indentures, (b) the rights of the Unsecured Notes Trustee to assert its Unsecured Notes Trustee Charging Lien under the Unsecured Notes Indentures (which rights shall continue in effect) with respect to such distributions, (c) the right of the Unsecured Notes Trustee to enforce any obligation owed to it under the Plan, (d) the right of the Unsecured Notes Trustee to appear in the Chapter 11 Cases or in any proceedings in the Bankruptcy Court or any other court, or (d) the right of the Unsecured Notes Trustee, as applicable, to perform any functions that are necessary to effectuate the foregoing.

5.5. Authorization and Issuance of Plan Securities.

(a) The Debtors or Reorganized Debtors, as applicable, are authorized to issue all Plan-related securities and documents, including, without limitation, the New Common Shares and Memorial Limited Partner Warrants, and any options or entitlements to purchase such Plan-related securities, without the need for any further corporate, partnership, or limited liability company action.

(b) If directed by the Requisite Noteholders, in their sole discretion, the Reorganized Debtors will use commercially reasonable efforts to cause the New Common Shares to be listed for trading on The NASDAQ Global Select Market or another national securities exchange or quoted on a recognized over-the-counter market on or as soon as practicable after the Effective Date.

(c) The Debtors intend that all Plan-related securities (other than those issued under Management Incentive Plan), including, without limitation, the New Common Shares shall meet the eligibility requirements of DTC, and the Unsecured Notes Trustee shall not be required to distribute any New Common Shares that do not meet the eligibility requirements of DTC; provided that to the extent the New Common Shares are not eligible for distribution in accordance with DTC’s customary practices, Reorganized Debtors will take all such reasonable actions as may be required to cause distributions of the New Common Shares under this Plan.

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5.6. Section 1145 Exemption.

(a) The offer, issuance, and distribution of (i) New Common Shares to holders of Unsecured Notes Claims under Section 4.5 of the Plan and (ii) New Common Shares and the Memorial Limited Partner Warrants (and the New Common Shares issuable upon exercise thereof) to the Memorial Limited Partners under Section 4.9 of the Plan, shall be exempt from registration under the Securities Act of 1933 or applicable securities laws without further act or action by any Person pursuant to section 1145(a) of the Bankruptcy Code and/or any other applicable exemptions.

(b) Under section 1145 of the Bankruptcy Code, any securities issued under the Plan that are exempt from registration pursuant to section 1145(a) of the Bankruptcy Code will be freely tradable by the recipients thereof, subject to: (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act of 1933; (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (iii) the restrictions, if any, on the transferability of such securities and instruments; and (iv) applicable regulatory approval.

5.7. Registration Rights and New Stockholders Agreement

On the Effective Date, Memorial Parent Newco and the Registration Rights Parties will enter into a Registration Rights Agreement providing for customary registration rights.

On the Effective Date, Memorial Parent Newco, the Unsecured Noteholders (other than the Contributing Noteholders) and Contribution LLC will also enter into the New Stockholders Agreement that will provide that if Unsecured Noteholders beneficially owning, in the aggregate, at least 10% of the New Common Shares, or Contribution LLC desire to effect the sale of New Common Shares to a third party (other than to a competitor of Memorial Parent Newco), then Memorial Parent Newco shall use its commercially reasonable efforts to cooperate with such proposed sale, including by providing such information regarding the business of Memorial Parent Newco as may be reasonably requested in connection with such sale (subject to appropriate confidentiality agreements); provided that (a) such request may not be made more than two times in any twelve month period and shall not in any event exceed three times and (b) Memorial Parent Newco shall not be required to expend fees in excess of $25,000 in connection with any such request. For the avoidance of doubt, the foregoing obligation shall not include the obligation to participate in “road shows,” furnish any opinions or comfort letters, or take other actions customary for a registered offering.

5.8. Directors and Officers.

(a) Directors and Officers of Memorial Parent NewCo. Upon the Effective Date, the New Board shall be a five (5) or seven (7) member board composed of the Chief Executive Officer and four (4) or six (6) directors, as applicable, designated by the Requisite Noteholders; provided that the Requisite Noteholders will consider at least two (2) directors proposed by the Chief Executive Officer. The members of the New Board shall be identified no later than the Confirmation Hearing or otherwise in accordance with section 1129(a)(5) of the Bankruptcy Code. On the Effective Date, the terms of the current members of the board of directors of Memorial General Partner shall expire. The officers of Memorial Parent immediately before the Effective Date shall serve as the initial officers of Memorial Parent NewCo upon the Effective Date. The Initial Director shall serve as the initial director of Memorial Parent NewCo and AcquisitionCo until the appointment of the New Board.

(b) Directors and Officers of the Reorganized Debtor Affiliates. Except as otherwise provided in the Plan or the Plan Supplement, the members of the board of directors for each of

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the Debtor Affiliates immediately before the Effective Date shall serve as the members of the board of directors of each of the corresponding Reorganized Debtor Affiliates on or after the Effective Date and, thereafter, the selection of directors shall be in accordance with their respective organizational documents. Except as otherwise provided in the Plan or the Plan Supplement, the officers of the respective Debtors immediately before the Effective Date shall serve as the initial officers of each of the corresponding Reorganized Debtor Affiliates upon the Effective Date and in accordance with any employment agreement in effect immediately before the Effective Date and, thereafter, the selection of officers shall be in accordance with their respective organizational documents.

(c) Amended Organizational Documents. The Amended Organizational Documents shall be in full force and effect on the Effective Date; provided, that the corporate governance documents of Memorial Parent NewCo, AcquisitionCo, and Contribution LLC (including the bylaws, certificates of incorporation, limited liability company agreements, and other organizational and governance documents) shall be subject to the consent of the Requisite Noteholders and, to the extent set forth in the RBL Plan Support Agreement, the RBL Credit Facility Agent.

5.9. Management Incentive Plan.

On the Effective Date, the Reorganized Debtors shall adopt the Management Incentive Plan, in the form filed in the Plan Supplement and consistent with the terms set forth in Annex 4 to each of the Restructuring Term Sheets with the following revisions consistent with Section 5.1(b) above: the total percentage of New Common Shares outstanding on the Effective Date (inclusive of all shares issued or reserved for issuance as awards under the Management Incentive Plan but exclusive of New Common Shares issuable under the Memorial Limited Partner Warrants) reserved for issuance as awards under the Management Incentive Plan shall be reduced by 1.5% to 8.5%, inclusive of the following: (i) the total percentage of New Common Shares outstanding on the Effective Date (inclusive of all shares issued or reserved for issuance as awards under the Management Incentive Plan but exclusive of New Common Shares issuable under the Memorial Limited Partner Warrants) in the form of restricted stock units to be awarded on the Effective Date to participants in the Management Incentive Plan shall be reduced by 0.25% to 2.25%; (ii) the total percentage of New Common Shares outstanding on the Effective Date (inclusive of all shares issued or reserved for issuance as awards under the Management Incentive Plan but exclusive of New Common Shares issuable under the Memorial Limited Partner Warrants) in the form of stock options to be awarded on the Effective Date to participants in the Management Incentive Plan shall be reduced by 0.25% to 2.25%; and (iii) the total percentage of New Common Shares outstanding on the Effective Date (inclusive of all shares issued or reserved for issuance as awards under the Management Incentive Plan but exclusive of New Common Shares issuable under the Memorial Limited Partner Warrants) but reserved for issuance in the discretion of the New Board shall be reduced by 1.0% to 4.0%.

5.10. Withholding and Reporting Requirements.

In connection with the Plan and all instruments issued in connection therewith and distributed thereon, the Debtors and Reorganized Debtors shall comply with all applicable withholding and reporting requirements imposed by any federal, state or local taxing authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements. Notwithstanding the above, each holder of an Allowed Claim or Allowed Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. The Debtors and the Reorganized Debtors have the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to any issuing or disbursing party for payment of any such tax obligations. The Debtors and the

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Reorganized Debtors may require, as a condition to receipt of a distribution, that the holder of an Allowed Claim or Interest complete and return a Form W-8 or W-9, as applicable to each such holder. If a Debtor or Reorganized Debtor makes such a request and the holder fails to comply within a reasonable time after the request is made, the amount of such distribution shall be subject to withholding at the highest applicable rate. Such holder agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update its W-8 or W-9, as applicable.

5.11. Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer, or exchange of any securities, instruments or documents, (b) the creation or continuation of any Lien, mortgage, deed of trust, or other security interest, (c) the continuation, making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan (whether to one or more of the Reorganized Debtors or otherwise), (d) the grant or the continuation of the grant of collateral to secure the Exit Credit Facility, and (e) the issuance, renewal, modification, continuation, or securing of indebtedness by such means, and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

5.12. Restructuring Transactions.

(a) On or before the Effective Date, the Debtors or the Reorganized Debtors, as applicable, and the Consenting Noteholders shall effect the following “Restructuring Transactions,” and execute all agreements, instruments, and other documents necessary to complete such transactions, in the order specified below:

1.

On or prior to the Effective Date, the Contributing Noteholders shall contribute all of the Contributed Notes Claims to Contribution LLC, in exchange for Contribution LLC Units representing in the aggregate all of the equity capital of Contribution LLC. Each Consenting Noteholder shall receive its Pro Rata share of the Contribution LLC Units (excluding, any Allowed Unsecured Notes Claims that are not Contributed Notes Claims).

2.

On the Effective Date, Contribution LLC shall contribute the Contributed Notes Claims to Memorial Parent NewCo in exchange for (a) common shares in Memorial Parent NewCo representing in the aggregate all of the then outstanding common stock of Memorial Parent NewCo and (b) if elected by the Requisite Noteholders no later than the Plan voting deadline, in their sole discretion, the right to receive from Memorial Parent NewCo an amount in cash equal to the Contributed Notes Claims’ Pro Rata share (based on all Allowed Unsecured Notes Claims) of the Unsecured Noteholder Cash Distribution Amount.

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3.

Memorial Parent NewCo shall contribute to AcquisitionCo (a) the Contributed Notes Claims, (b) a number of New Common Shares sufficient to satisfy the Allowed Unsecured Notes Claims, other than Contributed Notes Claims, and Allowed Memorial Parent Interests in accordance with the treatment section of the Plan and (c) Memorial Limited Partner Warrants, in exchange for (x) common stock in AcquisitionCo representing in the aggregate all of the then outstanding common stock of AcquisitionCo. and (y) if elected by the Requisite Noteholders no later than the Plan voting deadline, in their sole discretion, the right to receive from AcquisitionCo an amount in cash equal to the Contributed Notes Claims’ Pro Rata share (based on all Allowed Unsecured Notes Claims) of the Unsecured Noteholder Cash Distribution Amount.

4.

AcquisitionCo shall acquire (a) all of the assets of Memorial Parent (other than cash distributable on the Effective Date pursuant to the Plan), subject to any liabilities of Memorial Parent not discharged, satisfied or otherwise provided for pursuant to the Plan (the “Asset Acquisition”) and (b) if elected by the Requisite Noteholders no later than the Plan voting deadline, in their sole discretion, the Contributed Notes Claims’ Pro Rata share (based on all Allowed Unsecured Notes Claims) of the Unsecured Noteholder Cash Distribution Amount (which amount shall be paid by AcquisitionCo to Memorial Parent NewCo in accordance with step 3 above and further paid by Memorial Parent NewCo to Contribution LLC in accordance with step 2 above), in exchange for (x) full and final satisfaction of the Contributed Notes Claims, (y) the New Common Shares received by AcquisitionCo from Memorial Parent NewCo, and (z) Memorial Limited Partner Warrants. Immediately after the Asset Acquisition, Contribution LLC shall continue to own more than 50% of the total outstanding New Common Shares.

5.

On the Effective Date, in accordance with the treatment section of the Plan, Memorial Parent shall distribute to holders of Allowed Unsecured Notes Claims, other than Contributed Notes Claims, and to the Memorial Limited Partners, as applicable, New Common Shares and Memorial Limited Partner Warrants. On the Effective Date, in accordance with the treatment section of the Plan, Memorial Parent shall distribute to holders of Allowed Unsecured Notes Claims, other than Contributed Notes Claims, their Pro Rata share (based on all Allowed Unsecured Notes Claims, including the Contributed Notes Claims) of the Unsecured Noteholder Cash Distribution Amount.

6.

In accordance with the Plan, there shall be a Management Incentive Plan under which an amount of New Common Shares authorized as of the Effective Date shall be reserved for issuance to management and other key employees.

Notwithstanding the foregoing, with the prior written consent of the RBL Credit Facility Agent (not to be unreasonably withheld), the Debtors and the Contributing Noteholders may add to, vary or omit any of the foregoing Restructuring Transaction Steps in any manner as is mutually agreed between their respective counsel; provided, that no such addition, variation or omission shall contravene any other provision of the Plan or prejudice in any manner the rights or enlarge the duties or liabilities of any Person other than the Debtors and the Contributing Noteholders.

(b) On or before the Effective Date, the Debtors may, to the extent that such transaction would not adversely affect recoveries of the holders of RBL Credit Facility Claims or

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Requisite Noteholders under the Plan, (i) cause any or all of the Debtor Affiliates or any non-Debtor that is wholly owned by a Debtor to be liquidated or merged into one or more of the other Debtor Affiliates or any other subsidiaries of the Debtors or dissolved, (ii) cause the transfer of assets between or among the Debtor Affiliates, (iii) subject to the provision of Section 5.8(c) of the Plan, cause any or all of the Amended Organizational Documents of any Reorganized Debtor Affiliates to be implemented, effected, or executed, (iv) change the name of one or more of the Debtors or Reorganized Debtors to such name that may be determined in accordance with applicable law, and (v) engage in any other transaction in furtherance of the Plan. Any such transactions may be effective as of the Effective Date pursuant to the Confirmation Order without any further action by any shareholder, director, manager, member, or general or limited partner of any of the Debtors.

(c) On or after the Effective Date, each Reorganized Debtor may, in its sole discretion, take such action as permitted by applicable law and such Reorganized Debtor’s organizational documents, and the Exit Credit Agreement, as such Reorganized Debtor may determine is reasonable and appropriate, including, without limitation, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter.

(d) On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as permitted by the Exit Credit Facility Loan Documents as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law and any other terms to which the applicable parties may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having any other terms to which the applicable parties may agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, amendments, merger, consolidation, conversion, or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law, subject, in each case, to the Amended Organizational Documents and the requirements hereof.

5.13. Effectuating Documents; Further Transactions.

On, prior to, and after the Effective Date, the Reorganized Debtors and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan, the Exit Credit Agreement, and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

5.14. Restructuring Expenses; Trustee Fees and Expenses.

On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay in Cash all Restructuring Expenses, without the need for any application or notice to or approval by the Bankruptcy Court. The Restructuring Expenses shall be Allowed in full, payable in accordance with the Plan, and shall not be subject to any offset, defense, counterclaim, reduction, or credit. Notwithstanding anything herein to the contrary, on the Effective Date, the Debtors or Reorganized Debtors, as applicable,

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shall pay in Cash all Unsecured Notes Trustee Fees and Expenses, without the need for the Unsecured Notes Trustee or its advisors to file retention applications, fee applications, or any other applications with the Bankruptcy Court, and from and after the Effective Date, the Reorganized Debtors shall pay in Cash all Unsecured Notes Trustee Fees and Expenses, if any. Nothing in the Plan shall in any way affect or diminish the right of the Unsecured Notes Trustee to assert the Unsecured Notes Trustee Charging Lien with respect to any unpaid Unsecured Notes Trustee Fees and Expenses or other amounts payable to the Unsecured Notes Trustee under the Unsecured Notes Indentures.

5.15. Release of Beta Trust Memorial Cash Deposit and/or the Beta Trust Pre-Existing Cash Deposit.

Absent the entry of a Subsequent Order providing appropriate instructions to the Beta Trustee, the Beta Trustee shall not be authorized to release the Beta Trust Memorial Cash Deposit and/or the Beta Trust Pre-Existing Cash Deposit based on provisions of this Plan. Following the entry of a Subsequent Order (if any) that provides instructions directing the Beta Trustee to comply with Section 4.3(b)(i) of this Plan, the Beta Trustee shall be authorized to release the Beta Trust Memorial Cash Deposit and/or the Beta Trust Pre-Existing Cash Deposit to the Debtors in accordance with the Subsequent Order.

SECTION 6.	DISTRIBUTIONS.

6.1. Distribution Record Date.

Except with respect to publicly traded securities, as of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents, shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Interests. The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of record ownership of the Claims or Interests occurring on or after the Distribution Record Date.

6.2. Date of Distributions.

Except as otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.3. Disbursing Agent.

All distributions hereunder shall be made by Memorial Parent NewCo (or such other entity designated by Memorial Parent NewCo), as Disbursing Agent, on or after the Effective Date or as otherwise provided herein; provided, however, that (a) distributions to holders of Allowed RBL Credit Facility Claims shall be made to or at the direction of the RBL Credit Facility Agent as Disbursing Agent, in accordance with the RBL Credit Agreement, and (b) distributions to holders of Allowed Unsecured Notes Claims shall be made to or at the direction of the Unsecured Notes Trustee, as Disbursing Agent, in accordance with the Unsecured Notes Indentures (and all such distributions to holders of Allowed Unsecured Notes Claims shall be subject in all respects to the right of the Unsecured Notes Trustee to assert the Unsecured Notes Trustee Charging Lien against such distributions). A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties, and all

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reasonable fees and expenses incurred by such Disbursing Agent shall be reimbursed by the Reorganized Debtors, and each Disbursing Agent shall be indemnified and held harmless by the Debtors and the Reorganized Debtors for any and all losses, liabilities, judgments or expenses incurred (including the costs and expenses of enforcing this Plan or defending itself against any claim, regardless of who may assert such claim) by such Disbursing Agent arising out of, in connection with, or related to any act taken or omitted from being taken in its capacity as Disbursing Agent, except to the extent that such loss, liability, judgement or expenses are determined by a Final Order of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Disbursing Agent.

The Unsecured Notes Trustee may transfer or direct the transfer of distributions to the Unsecured Noteholders through the facilities of DTC and will be entitled to recognize and deal for all purposes under the Plan with the Unsecured Noteholders to the extent consistent with the customary practices of DTC.

6.4. Powers of Disbursing Agent.

A Disbursing Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (b) make all distributions contemplated hereby, and (c) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.5. Surrender of Instruments.

Except as otherwise provided herein, each holder of a certificated instrument or note must surrender such instrument or note held by it to the Disbursing Agent or its designee. Any holder of such instrument or note that fails to (a) surrender such instrument or note or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent on the Effective Date or as soon as reasonably practicable thereafter shall be deemed to have forfeited all rights, Claims, and Interests and may not participate in any distribution hereunder. Any distribution so forfeited shall become property of the Reorganized Debtors.

6.6. Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or Allowed Interest shall be made to a Disbursing Agent, who shall transmit such distribution to the applicable holders of Allowed Claims and Allowed Interests. In the event that any distribution to any holder is returned as undeliverable, no further distributions shall be made to such holder unless and until such Disbursing Agent is notified in writing of such holder’s then-current address, at which time all currently-due, missed distributions shall be made to such holder as soon as reasonably practicable thereafter. Undeliverable distributions or unclaimed distributions shall remain in the possession of the Debtors until such time as a distribution becomes deliverable or holder accepts distribution, or such distribution reverts back to the Debtors or Reorganized Debtors, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind. Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of three (3) months from the Effective Date. After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtors, and the Claim or Interests of any other holder to such property or interest in property shall be discharged and forever barred.

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6.7. Manner of Payment Under Plan.

At the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.8. Fractional Shares and Minimum Cash Distributions.

If any distributions of New Common Shares or Memorial Limited Partner Warrants pursuant to the Plan would result in the issuance of a fractional share of New Common Shares or fractional Memorial Limited Partner Warrants, then the number of shares of New Common Shares or Memorial Limited Partner Warrants to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share rounded up). The total number of New Common Shares or Memorial Limited Partner Warrants to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this paragraph. Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) New Common Share, (1) Memorial Limited Partner Warrant or Twenty-Five Dollars ($25.00) in Cash. New Common Shares and Memorial Limited Partner Warrants that are not distributed in accordance with this section shall be returned to, and ownership thereof shall vest in, Memorial Parent NewCo.

6.9. Allocation of Distributions Between Principal and Interest

Except as otherwise provided in the Plan, to the extent that any Allowed RBL Credit Facility Claim or Allowed Unsecured Notes Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall be allocated first to the principal amount (as determined for federal income tax purposes) of the Claim and then to accrued but unpaid interest.

6.10. Setoffs.

Except for Claims or Interests that are expressly Allowed hereunder, the Debtors and the Reorganized Debtors may, but shall not be required to, set off against any Claim or Interest (for purposes of determining the Allowed amount of such Claim or Interest on which distribution shall be made), any claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim or Interest to the extent such setoff is either (1) agreed in amount among the relevant Reorganized Debtor(s) and holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided, that neither the failure to do so nor the allowance of any Claim or Interest hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim the Debtors or the Reorganized Debtors may have against the holder of such Claim or Interest.

6.11. Distributions After Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims and Disputed Interests that are not Allowed Claims or Allowed Interests as of the Effective Date but which later become Allowed Claims and Allowed Interests shall be deemed to have been made on the Effective Date.

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SECTION 7.	PROCEDURES FOR DISPUTED CLAIMS AND INTERESTS.

7.1. Disputed Claims/Process.

On and after the Effective Date, except as otherwise provided herein, all Claims and Interests will be paid in the ordinary course of business of the Reorganized Debtors; provided that the Reorganized Debtors reserve the right to establish a bar date for parties to file Claims and Interests, which bar date will be approved by an order of the Bankruptcy Court. To the extent a proof of claim is filed, if the Debtors dispute any Claim or Interest, such dispute shall be determined, resolved or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Notwithstanding section 502(a) of the Bankruptcy Code, considering the Unimpaired treatment of all holders of General Unsecured Claims under the Plan, all proofs of claim filed in these Chapter 11 Cases asserting General Unsecured Claims shall be considered objected to and disputed without further action by the Debtors. Except for proofs of claim asserting damages arising out of the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to Section 8.3 of the Plan, upon the Effective Date, all proofs of claim filed against the Debtors, regardless of the time of filing, and including claims filed after the Effective Date, shall be deemed withdrawn. To the extent not otherwise provided in the Plan, the deemed withdrawal of a proof of claim is without prejudice to such claimant’s rights, if any, under this Section 7.1 of the Plan to assert their claims in any forum as though the Debtors’ cases had not been commenced.

7.2. Objections to Claims and Interests.

Except insofar as a Claim or Interest is Allowed under the Plan, notwithstanding Section 7.1 above, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to Claims and Interests. Any objections to Claims or Interests shall be filed with the Bankruptcy Court and served on the appropriate parties (a) on or before the ninetieth day following the later of (i) the Effective Date and (ii) the date that a proof of Claim or proof of Interest is filed or amended or a Claim or Interest is otherwise asserted or amended in writing by or on behalf of a holder of such Claim or Interest, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Reorganized Debtors or any other party in interest.

7.3. Estimation of Claims and Interests.

The Reorganized Debtors may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim or Disputed Interest pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor previously objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim or Interest at any time during litigation concerning any objection to any Claim or Interest, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim or Disputed Interest, the amount so estimated shall constitute either the Allowed amount of such Claim or Interest or a maximum limitation on such Claim or Interest, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim or Interest, the Reorganized Debtors may pursue supplementary proceedings to object to the allowance of such Claim or Interest. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims and Interests may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

7.4. No Distributions Pending Allowance.

If an objection to a Claim or Interest is filed as set forth in Section 7.2, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

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7.5. Distributions After Allowance.

To the extent that a Disputed Claim or Disputed Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest unless required under applicable bankruptcy law.

SECTION 8.	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1. General Treatment.

All executory contracts and unexpired leases to which any of the Debtors are parties are hereby assumed except for an executory contract or unexpired lease that (a) previously has been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (b) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases, or (c) is the subject of a separate motion to assume or reject such contract or lease filed by the Debtors under section 365 of the Bankruptcy Code before the Effective Date.

8.2. Payments Related to Assumption of Contracts and Leases.

(a) Any monetary amounts by which any executory contract and unexpired lease to be assumed hereunder is in default shall be satisfied, under section 3659(b)(1) of the Bankruptcy Code, by the Debtors upon assumption thereof. Any objection by a counterparty to a proposed assumption of an executory contract or unexpired lease or amount of any Cure must be filed, served and actually received by the Debtors on or before thirty (30) days after the Effective Date of the Plan applicable to the Debtor that is the counterparty to the executory contract or unexpired lease. Any counterparty to an executory contract or unexpired lease that fails to object timely to the proposed assumption and assignment of such executory contract or unexpired lease or to the amount of such Cure will be deemed to have assented to such matters and shall be forever barred, stopped and enjoined from asserting such objection against the Debtors. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of the Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, resolution of the Cure amount shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided, that the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the nature or amount of Cure without any further notice to any party or any action, order, or approval of the Bankruptcy Court. If there is a dispute as referred to above, the Debtors reserve the right to reject or nullify the assumption or assignment of any executory contract or unexpired lease no later than thirty (30) days after a Final Order determining the Cure, any request for adequate assurance of future performance required to assume and assign such executory contract or unexpired lease, or any other matter pertaining to assumption and/or assignment.

(b) Assumption and assignment of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of

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assumption and/or assignment. Any proofs of claim filed with respect to an executory contract or unexpired lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other entity.

8.3. Rejection Claims.

The Confirmation Order shall constitute the Bankruptcy Court’s approval of the rejection of all the contracts and leases identified in the Schedule of Rejected Contracts and Leases. In the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a timely filed proof of claim, shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtors and the Reorganized Debtors no later than thirty (30) days after the later of (a) the Confirmation Date and (b) the effective date of rejection of such executory contract or unexpired lease. Any such Claims, to the extent Allowed, shall be classified as Class 6 General Unsecured Claims.

8.4. Survival of the Debtors’ Indemnification Obligations.

(a) Any obligations of the Debtors pursuant to their corporate charters, bylaws, partnership agreements, limited liability company agreements, or other organizational documents to indemnify current and former officers, directors, members, managers, partners, agents, and/or employees with respect to all present and future claims or Causes of Action against the Debtors or such officers, directors, members, managers, partners, agents, and/or employees based upon any act or omission for or on behalf of the Debtors shall not be discharged or impaired by Confirmation of the Plan; provided, that the Reorganized Debtors shall not indemnify directors of the Debtors for any claims or Causes of Action arising out of or relating to any act or omission that is a criminal act unless such director had no reasonable cause to believe its conduct was unlawful, or for any other acts or omissions that are excluded under the terms of the foregoing organizational documents. All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any claim based on the Debtors’ obligations herein shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

(b) In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies (including any “tail policy”) in effect as of November 1, 2016, and all officers, directors, members, managers, and partners of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such officer, directors, members, manager, and/or partners remain in such positions after the Effective Date.

8.5. Compensation and Benefit Plans.

All employee compensation and Benefit Plans of the Debtors in effect as of the Petition Date, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed under the Plan unless rejected pursuant to Section 8.1 above or by agreement of the Debtors and each affected employee. Notwithstanding the foregoing:

(a) each senior management change in control agreement will be modified to provide that the occurrence of the Effective Date will not be a “Change of Control” for purposes of such agreement; provided, that the severance benefits under each such agreement shall be applicable in connection with the Restructuring to the extent provided in the Management Incentive Plan; and

(b) the KEIP will be modified to provide that, with respect to each participant therein, (i) such participant will be eligible for a pro-rata annual bonus for the portion of the 2017 calendar year that follows the end of the calendar quarter in which the Restructuring is consummated, in lieu of the quarterly bonuses for which such participant is currently eligible for the remainder of such year, in an amount equal to the aggregate amount of such remaining quarterly bonuses and (ii) to receive payment of such pro-rata annual bonus, such participant must in all circumstances be employed on the date following the end of 2017 on which the annual bonuses for 2017 are paid to participants in such plan generally. For the avoidance of doubt, each participant will remain eligible for his or her quarterly bonus under such plan for the full calendar quarter in which the Restructuring is consummated.

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8.6. Insurance Policies.

(a) As of the Effective Date, (i) all insurance policies issued to or providing coverage at any time to the Debtors (or any of their predecessors) and all agreements related thereto shall vest in the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms and applicable non-bankruptcy law and (ii) the Reorganized Debtors shall remain liable for all obligations thereunder to be satisfied in the ordinary course regardless of whether they arise, become due or become liquidated before or after the Effective Date without the need or requirement of any insurer to file or serve any motion or application for Administrative Expense Claim, proof of Claim or object to a Cure amount.

(b) To the extent the Debtors plan to extend existing insurance coverage or purchase new insurance coverage covering its current and former officers, directors, members, managers and partners from claims and Causes of Action of any third party (including without limitation any holder of a claim) that remain unreleased as of the Effective Date, such extended or newly purchased insurance shall be in such amounts, for such terms or periods of time, and placed with such insurers as determined by the Debtors.

8.7. Reservation of Rights.

(a) Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b) Except as explicitly provided in the Plan, nothing herein will waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors and the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.

(c) Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors under any executory or non-executory contract or any unexpired or expired lease.

(d) If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days after entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

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SECTION 9.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE.

9.1. Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of the Plan is subject to the following conditions precedent:

(a) the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Debtors, the RBL Credit Facility Agent, and the Requisite Noteholders, and the Confirmation Order shall not (a) have been reversed or vacated, (b) be subject to a then-effective stay, or (c) have been modified or amended without the consent of the Requisite Noteholders and the RBL Credit Facility Agent;

(b) the Cash Collateral Orders and the Hedging Orders entered by the Bankruptcy Court shall have become Final Orders;

(c) the Definitive Documents shall contain terms, conditions, representations, warranties, and covenants, each customary for the transactions described herein and consistent with the terms of the Restructuring Term Sheets, and otherwise in form and substance reasonably acceptable to the Debtors, the RBL Credit Facility Agent, and the Requisite Noteholders; provided, that with respect to the New Stockholders Agreement, the Memorial Limited Partner Warrants, and the Management Incentive Plan, the RBL Credit Facility Agent shall only have such consent right with respect to terms that would reasonably be expected to adversely affect the RBL Credit Facility Agent, the Consenting Lenders, and/or the Continuing Hedging Lenders; provided, further, that the Exit Credit Agreement shall be acceptable to the Exit Credit Facility Agent, the Requisite Lenders, the Continuing Hedging Lenders, and the Debtors;

(d) the Unsecured Noteholder Plan Support Agreement and the RBL Plan Support Agreement shall be in full force and effect and neither such agreement shall have been terminated by the Debtors or the Requisite Lenders or Requisite Noteholders, as applicable;

(e) the Reorganized Debtors shall have executed and delivered the Exit Credit Agreement and all other Exit Credit Facility Loan Documents, and all conditions precedent to effectiveness of the Exit Credit Facility shall have been satisfied or waived in accordance with the terms thereof;

(f) the relevant Amended Organizational Documents of Memorial Parent NewCo shall have been filed with the appropriate governmental authority;

(g) the New Stockholders Agreement and the Registration Rights Agreement shall have been entered into by Memorial Parent NewCo and be in full force and effect;

(h) The Debtors and the Reorganized Debtors, as applicable shall have implemented the Restructuring Transactions and all transactions contemplated by this Plan, the Unsecured Noteholder Plan Support Agreement and the RBL Plan Support Agreement in a manner consistent in all respects with the Unsecured Noteholder Plan Support Agreement, the RBL Plan Support Agreement, and the Plan; and

(i) the KEIP and each senior management change in control agreement shall have been amended to reflect the modifications set forth in Section 8.5.

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9.2. Waiver of Conditions Precedent.

Each of the conditions precedent in Section 9.1 may be waived in writing by the Debtors with the prior written consent of the RBL Credit Facility Agent and the Requisite Noteholders, which consent shall not be unreasonably withheld.

9.3. Effect of Failure of a Condition.

If the conditions listed in Section 9.1 are not satisfied or waived in accordance with Section 9.2 on or before first Business Day that is more than sixty (60) calendar days after the date on which the Confirmation Order is entered or by such later date reasonably acceptable to the RBL Credit Facility Agent and the Requisite Noteholders and as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Person, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Person.

SECTION 10.	EFFECT OF CONFIRMATION.

10.1. Binding Effect.

As of the Effective Date, the Plan shall bind all holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such holders were (a) Impaired or Unimpaired under the Plan, (b) deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, or (d) voted to reject the Plan.

10.2. Vesting of Assets.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property of the Debtors’ Estates shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges, and other interests, except as provided pursuant to the Plan, the Confirmation Order, or the Exit Credit Agreement and the other Exit Credit Facility Loan Documents. On and after the Effective Date, the Reorganized Debtors may take any action, including, without limitation, the operation of their businesses, the use, acquisition, sale, lease, and disposition of property, and the entry into transactions, agreements, understandings, or arrangements, whether in or outside of the ordinary course of business, and execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers or otherwise in connection with any of the foregoing, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as expressly provided herein.

10.3. Discharge of Claims and Termination of Interests.

Except as otherwise provided in the Plan, upon the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge, and release of all claims and interests of any nature whatsoever, including any interest accrued on such claims from and after the Petition Date, against the Debtors or any of their assets, property, or Estates; (b) all Claims and Interests shall be satisfied, discharged, and released in full, and the

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Debtors’ liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (c) all entities shall be precluded from asserting against the Debtors, the Debtors’ estates, the Reorganized Debtors, their successors and assigns, and their assets and properties any other Claims or Interests based upon any documents, instruments, or any act or omission, transaction, or other activity of any kind or nature that occurred before the Effective Date.

10.4. Term of Injunctions or Stays.

Unless otherwise provided in the Plan or the Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5. Injunctions.

(a) Upon entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.

(b) Except as expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court or as agreed to by the Debtors and a holder of a Claim against or Interest in the Debtors, all Persons who have held, hold, or may hold Claims against or Interests in any or all of the Debtors (whether proof of such Claims or Interests has been filed or not) and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates are permanently enjoined, on and after the Effective Date, solely with respect to any Claims, Interests, and Causes of Action that will be or are extinguished or released pursuant to the Plan from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Released Parties or the property of any of the Released Parties, (ii) enforcing, levying, attaching (including, without limitation, any prejudgment attachment), collecting, or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree, or order against the Released Parties or the property of any of the Released Parties, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Released Parties or the property of any of the Released Parties, (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Released Parties or the property of any of the Released Parties, except as contemplated or allowed by the Plan; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; provided, that nothing contained herein shall enjoin any Consenting Creditor from exercising any of its rights or remedies under the Unsecured Noteholder Plan Support Agreement or the RBL Plan Support Agreement in accordance with the terms thereof.

(c) The injunctions in this Section 10.5 shall extend to any successors of the Debtors and the Reorganized Debtors and their respective property and interests in property.

10.6. Releases by the Debtors.

As of the Effective Date and to the fullest extent allowed by applicable law, except as otherwise provided in the Plan or in the Confirmation Order, for good and valuable consideration,

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the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, the Released Parties are expressly, conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Debtors, the Reorganized Debtors, and the Estates, in each case on behalf of themselves and their respective predecessors, successors, assigns, subsidiaries, affiliates, and representatives and any and all other entities that may purport to assert any Cause of Action derivatively, by or through the foregoing entities, from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any derivative claims or Causes of Action, asserted or assertable on behalf of the Debtors, the Reorganized Debtors or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates, the Chapter 11 Cases, the Debtors’ restructuring efforts, the negotiation, formulation or preparation of any transactions or documents in connection therewith, the Debtors’ intercompany transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements and any other transaction or other arrangement between any Debtor, Reorganized Debtor, or Estate and any Released Party, the Restructuring, the pursuit of confirmation of the Plan, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, any actions or transactions under the Plan (including, without limitation, Sections 5.2, 5.12, and 5.13 of the Plan), the Disclosure Statement, the Plan Supplement, the Plan Support Agreements, the RBL Credit Facility, the RBL Credit Facility Loan Documents, the Secured Swap Agreements, the Amended and Restated Swap Agreements, the Exit Credit Facility, the Exit Credit Facility Loan Documents, the 7.625% Senior Unsecured Notes Indenture, the 6.875% Senior Unsecured Notes Indenture, and related agreements, instruments, and other documents (including the Definitive Documents) created or entered into before or during the Chapter 11 Cases, and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, transaction, agreement, event, or other occurrence taking place or arising on or before the Effective Date related or relating to any of the foregoing, in each case other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes fraud, willful misconduct, or gross negligence, as determined by a Final Order. For the avoidance of doubt, nothing in this Section 10.6 shall release any claims of the Reorganized Debtors based on or relating to, or in any manner arising from events or transactions occurring after the Effective Date.

10.7. Releases by Holders of Claims and Interests.

As of the Effective Date and to the fullest extent allowed by applicable law, except as otherwise provided in the Plan or in the Confirmation Order, for good and valuable consideration, the adequacy of which is hereby confirmed, including, without limitation, the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring, as an integral component of this Plan, the Released Parties are expressly, conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Releasing Parties from any and all claims, interests, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, remedies, losses, and liabilities whatsoever, including any

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derivative claims or Causes of Action, asserted or assertable on behalf of the Debtors, the Reorganized Debtors or their Estates, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates, the Chapter 11 Cases, the Debtors’ restructuring efforts, the negotiation, formulation or preparation of any transactions or documents in connection therewith, the Debtors’ intercompany transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements and any other transaction or other arrangement between any Debtor, Reorganized Debtor, or Estate and any Released Party, the Restructuring, the pursuit of confirmation of the Plan, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, any actions or transactions under the Plan (including, without limitation, Sections 5.2, 5.12, and 5.13 of the Plan), the Disclosure Statement, the Plan Supplement, the Plan Support Agreements, the RBL Credit Facility, the RBL Credit Facility Loan Documents, the Secured Swap Agreements, the Amended and Restated Swap Agreements, the Exit Credit Facility, the Exit Credit Facility Loan Documents, the 7.625% Senior Unsecured Notes Indenture, the 6.875% Senior Unsecured Notes Indenture, and related agreements, instruments, and other documents (including the Definitive Documents) created or entered into before or during the Chapter 11 Cases, and the negotiation, formulation, or preparation thereof, the solicitation of votes with respect to the Plan, or any other act or omission, transaction, agreement, event, or other occurrence taking place or arising on or before the Effective Date related or relating to any of the foregoing, in each case other than Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes fraud, willful misconduct, or gross negligence, as determined by a Final Order.

10.8. Exculpation.

To the maximum extent permitted by applicable law, no Exculpated Party will have or incur, and each Exculpated Party is hereby released and exculpated from, any claim, interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, remedy, loss, and liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Restructuring, the Plan Support Agreements, the Disclosure Statement, the Plan, the Definitive Documents, the Amended and Restated Swap Agreements, the Exit Credit Facility, the Exit Credit Facility Loan Documents, the 7.625% Senior Unsecured Notes Indenture, the 6.875% Senior Unsecured Notes Indenture, or any other contract, instrument, release or other agreement or document created or entered into in connection with any of the foregoing; the solicitation of votes for, or Confirmation or Consummation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the administration of the Plan or the property to be distributed under the Plan; the issuance of securities under or in connection with the Plan; or the transactions in furtherance of any of the foregoing, including, without limitation, any actions or transactions under Sections 5.2, 5.12, and 5.13 of the Plan; except to the extent arising out of or related to any act or omission of an Exculpated Party that is a criminal act or that constitutes fraud, willful misconduct, or gross negligence. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Exculpated Parties from liability.

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10.9. Retention of Causes of Action/Reservation of Rights.

(a) Except as otherwise provided herein, including Sections 10.5, 10.6, 10.7, and 10.8, pursuant to section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any Person without the approval of the Bankruptcy Court, including, without limitation, (i) any and all Claims against any Person, to the extent such Person asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors or representatives; and (ii) the turnover of any property of the Debtors’ estates; provided, however, that the Reorganized Debtors shall not retain any Causes of Action whether in law or in equity, whether known or unknown, that the Debtors or their estates may hold against any Released Party (other than claims or Causes of Action arising out of or relating to any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence, or willful misconduct). The Reorganized Debtors or their successor(s) may pursue such retained claims, rights, or causes of action, suits, or proceedings, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.

(b) Except as otherwise provided herein, including Sections 10.5, 10.6, 10.7, and 10.8, nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately before the Petition Date, against or with respect to any claim left Unimpaired by the Plan; provided, however that the Reorganized Debtors shall not retain any claims, Causes of Action, or other legal or equitable defenses against the Released Parties or with respect to any Claims of the Released Parties (other than claims or Causes of Action arising out of or relating to any act or omission of a Released Party that is a criminal act or constitutes fraud, gross negligence, or willful misconduct). The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff and other legal or equitable defenses that they had immediately before the Petition Date with respect to any claim left Unimpaired by the Plan as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any claim left Unimpaired by the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.10. Solicitation of the Plan.

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation; and (b) the Debtors and each of their respective directors, officers, employees, affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

10.11. Ipso Facto and Similar Provisions Ineffective.

Upon the Effective Date, any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to

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any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Person based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the Confirmation or Consummation of this Plan, including any change of control that will occur as a result of such Consummation; or (d) the Restructuring or any action taken in furtherance thereof.

10.12. Corporate, Limited Liability Company, and Partnership Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (a) subject to the provisions of Section 8.5 above, the assumption of all employee compensation and Benefit Plans of the Debtors as in effect as of the Petition Date, (b) the selection of the directors and officers for the Reorganized Debtors, (c) the issuance and distribution of the New Common Shares and Memorial Limited Partner Warrants, (d) the entry into the Exit Credit Agreement and the other Exit Credit Facility Loan Documents, and (e) all other actions contemplated by the Plan (whether to occur before, on or after the Effective Date), in each case in accordance with and subject to the terms hereof. All matters provided for in the Plan involving the corporate, limited liability company, or partnership structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company, or partnership action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, officers, members, managers, or partners of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including without limitation, the Exit Credit Agreement and the other Exit Credit Facility Loan Documents. The authorizations and approvals contemplated by this Section 10.12 shall be effective notwithstanding any requirements under non-bankruptcy law.

SECTION 11.	RETENTION OF JURISDICTION.

On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, or related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and the allowance, classification, priority, compromise, estimation, or payment of Claims or Interests resulting therefrom, and to resolve any matters related to (i) the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor or Reorganized Debtor is party or with respect to which a Debtor or Reorganized Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure amounts pursuant to section 365 of the Bankruptcy Code; (ii) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Section 8 of the Plan, any executory contracts or unexpired leases to the Schedule of Rejected Contracts and Leases or otherwise; or (iii) any dispute regarding whether a contract or lease is or was executory or expired;

(b) to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

(c) to ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished as provided herein and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

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(d) to consider Claims or Interests or the allowance, classification, priority, compromise, estimation, or payment of any Claim or Interest;

(e) to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(f) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the Consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(g) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, the Plan Supplement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(h) to hear and determine all applications under sections 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred before the Effective Date;

(i) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing;

(j) to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan or to maintain the integrity of the Plan following Consummation;

(k) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(l) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(m) to hear, adjudicate, decide, or resolve any and all matters related to Section 10 of the Plan, including, without limitation, the releases, exculpations, discharge, and injunctions thereunder;

(n) to resolve any cases, controversies, suits, disputes or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or Interest for amounts not timely repaid;

(o) to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(p) to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, the Plan, any solicitation conducted in connection with the Plan and the Chapter 11 Cases, any bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to the amount of a Cure;

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(q) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(r) to enter a final decree closing the Chapter 11 Cases;

(s) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(t) to hear and determine any rights, Claims or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory; and

(u) to hear and resolve any dispute over the application to any Claim of any limit on the allowance of such Claim set forth in sections 502 or 503 of the Bankruptcy Code, other than defenses or limits that are asserted under non-bankruptcy law pursuant to section 502(b)(1) of the Bankruptcy Code.

Notwithstanding anything herein to the contrary in this Section 11, the Exit Credit Agreement and the other Exit Credit Facility Loan Documents shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

SECTION 12.	MISCELLANEOUS PROVISIONS.

12.1. Payment of Statutory Fees.

On the Effective Date, and thereafter as may be required for each Reorganized Debtor’s case, the Reorganized Debtors shall pay all fees payable pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

12.2. Substantial Consummation.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3. Dissolution of Statutory Committee.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and the members thereof shall be discharged of and from all further authority, duties, and responsibilities in the Chapter 11 Cases.

12.4. Request for Expedited Determination of Taxes.

The Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

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12.5. Amendments.

(a) Plan Modifications. The Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code; provided, that any such amendments, modifications, or supplements shall be subject to the consent rights set forth in the Unsecured Noteholder Plan Support Agreement and the RBL Plan Support Agreement, as applicable.

(b) Other Amendments. Before the Effective Date, the Debtors may amend, modify, or supplement the Plan and the documents contained in the Plan Supplement that are consistent with the Plan Support Agreements to cure any non-substantive ambiguity, defect (including any technical defect), or inconsistency without further order or approval of the Bankruptcy Court but shall be subject to the consent rights set forth in the RBL Plan Support Agreement and the Unsecured Noteholder Plan Support Agreement, as applicable.

12.6. Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable board of directors, members, or partners, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.7. Revocation or Withdrawal of the Plan.

The Debtors may not revoke or withdraw the Plan before the Effective Date without the consent of (a) the RBL Credit Facility Agent and the Requisite Lenders and (b) the Requisite Noteholders. If the Debtors take such action, the Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against or any Interests in the Debtors or any other Person, (ii) prejudice in any manner the rights of the Debtors or any Person, or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any holders of Claims or Interests, or any other Person.

12.8. Severability of Plan Provisions upon Confirmation.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be); and (c) nonseverable and mutually dependent.

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12.9. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.10. Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.11. Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the holders of Claims and Interests, the Released Parties, the Exculpated Parties and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors.

12.12. Successor and Assigns.

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Person.

12.13. Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

12.14. Notices.

All notices, requests and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)	if to the Debtors:

Memorial Production Partners LP

500 Dallas Street, Suite 1600

Houston, Texas 77002

Attn: Jason Childress, Esq.

Telephone: (713) 490-8900

Facsimile: (713) 490-8901

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With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn:	Gary T. Holtzer, Esq.
Joseph H. Smolinsky, Esq.

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

(b)	if to the RBL Credit Facility Agent, the Consenting Lenders and the Continuing Hedging Lenders:

Linklaters LLP

1345 Avenue of the Americas

New York, NY 10105

Attn:	Margot Schonholtz, Esq.
Penelope Jensen, Esq.

Telephone: (212) 903-9000

Facsimile: (212) 903-9100

(c)	if to the Consenting Noteholders:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attn:	Brian M. Resnick, Esq.
Angela M. Libby, Esq.

Telephone: (212) 450-4000

Facsimile: (212) 701-5800

After the Effective Date, the Debtors have authority to send a notice to entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to those entities who have filed such renewed requests.

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Dated: April 13, 2017

MEMORIAL PRODUCTION PARTNERS LP

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

MEMORIAL PRODUCTION OPERATING LLC

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO JOINT CHAPTER 11 PLAN]

COLUMBUS ENERGY, LLC

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

RISE ENERGY OPERATING, LLC

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO JOINT CHAPTER 11 PLAN]

RISE ENERGY MINERALS, LLC

By:	Rise Energy Operating, LLC its sole member

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

RISE ENERGY BETA, LLC

By:	Rise Energy Operating, LLC its sole member

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO JOINT CHAPTER 11 PLAN]

MEMORIAL PRODUCTION FINANCE CORPORATION

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

WHT ENERGY PARTNERS LLC

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

WHT CARTHAGE LLC

By:	WHT Energy Partners LLC its sole member

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO JOINT CHAPTER 11 PLAN]

MEMORIAL ENERGY SERVICES LLC

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

MEMORIAL MIDSTREAM LLC

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

SAN PEDRO BAY PIPELINE COMPANY

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO JOINT CHAPTER 11 PLAN]

MEMORIAL PRODUCTION PARTNERS GP LLC

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

BETA OPERATING COMPANY, LLC

By:	Memorial Production Operating LLC its sole member

By:	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

MEMP SERVICES LLC

By	Memorial Production Partners LP, its sole member

By:	Memorial Production Partners GP LLC, its general partner

By:	/s/ Robert L. Stillwell, Jr.
	Name:	Robert L. Stillwell, Jr.
	Title:	Chief Financial Officer

[SIGNATURE PAGE TO JOINT CHAPTER 11 PLAN]

Exhibit A

Unsecured Noteholder Plan Support Agreement

Exhibit B

RBL Plan Support Agreement

Exhibit B

Notice of Entry of Confirmation Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
MEMORIAL PRODUCTION	§	Case No. 17-30262
PARTNERS LP, et al.,	§
§
Debtors.[1]	§	(Jointly Administered)
§

NOTICE OF ENTRY OF CONFIRMATION ORDER CONFIRMING

THE DEBTORS’ SECOND AMENDED JOINT PLAN OF REORGANIZATION

PLEASE TAKE NOTICE that, on January 16, 2017, Memorial Production Partners LP and its debtor affiliates in the above-captioned cases, as debtors and debtors in possession (collectively, the “Debtors”), commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

PLEASE TAKE FURTHER NOTICE that, on January 17, 2017, the Debtors filed the Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 18).

PLEASE TAKE FURTHER NOTICE that, on February 24, 2017, the Debtors filed the Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (ECF No. 228).

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Memorial Production Partners LP (6667); Memorial Production Partners GP LLC; MEMP Services LLC (1887); Memorial Production Operating LLC; Memorial Production Finance Corporation (3356); WHT Energy Partners LLC; WHT Carthage LLC; Memorial Midstream LLC; Beta Operating Company, LLC; Columbus Energy, LLC; Rise Energy Operating, LLC; Rise Energy Minerals, LLC; Rise Energy Beta, LLC; San Pedro Bay Pipeline Company (1234); and Memorial Energy Services LLC. The Debtors’ mailing address is 500 Dallas Street, Suite 1600, Houston, Texas 77002.

PLEASE TAKE FURTHER NOTICE that, on March 24, 2017, the Debtors filed the Supplement to Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (as amended, supplemented, or modified, the “Plan Supplement”) (ECF No. 283).

PLEASE TAKE FURTHER NOTICE that, on March 31, 2017, the Debtors filed the Proposed Findings of Fact, Conclusions of Law, and Order Confirming Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code and Granting Related Relief (ECF No. 316).

PLEASE TAKE FURTHER NOTICE that, on March 31, 2017, the Debtors filed an Amendment to the Plan Supplement (ECF No. 317) (the “Amendment to the Plan Supplement”).

PLEASE TAKE FURTHER NOTICE that, on April 3, 2017, the Debtors filed a Second Amendment to the Plan Supplement (ECF No. 326) (the “Second Amendment to the Plan Supplement”).

PLEASE TAKE FURTHER NOTICE that, on April 4, 2017, the Debtors filed a Third Amendment to the Plan Supplement (ECF No. 330) (the “Third Amendment to the Plan Supplement” and together with the Amendment to the Plan Supplement and the Second Amendment to the Plan Supplement, the “Plan Supplement Amendments”).

PLEASE TAKE FURTHER NOTICE that, on April 14, 2017, the Debtors filed a Second Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code (the “Second Amended Plan” and together with the Plan Supplement, including the Plan Supplement Amendments, the “Plan”).2

[2]	Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Plan.

2

PLEASE TAKE FURTHER NOTICE that, on April 14, 2017, the Debtors filed the Proposed Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Joint Plan of Reorganization of Memorial Production Partners LP, et al. Under Chapter 11 of the Bankruptcy Code and Granting Related Relief (the “Proposed Confirmation Order”).

PLEASE TAKE FURTHER NOTICE that a hearing to consider confirmation of the Plan (the “Confirmation Hearing”) was held before the Honorable Marvin Isgur, United States Bankruptcy Judge, in Room 404 of the United States Bankruptcy Court for the Southern District of Texas, 515 Rusk Street, Houston, Texas 77002, on April 4, 2017 at 10:00 a.m. (Central Time) and April 14, 2017 at 8:15 a.m. (Central Time).

PLEASE TAKE FURTHER NOTICE that, on                     , the Proposed Confirmation Order confirming the Plan was signed by the Honorable Marvin Isgur, United States Bankruptcy Judge, and was entered by the Clerk of the Bankruptcy Court (as entered, the “Confirmation Order”).

PLEASE TAKE FURTHER NOTICE that the Debtors will file and send out notice of the Effective Date of the Plan to all parties in interest, which notice shall include, among other things, information with regard to the filing of final fee applications for retained professionals.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order are binding on the Reorganized Debtors, the Released Parties, the Exculpated Parties, all holders of Claims against, and Interests in, the Debtors (regardless of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted or are deemed to have accepted the Plan), any other person giving, acquiring, or receiving property under the Plan, any and all non-Debtor parties to executory contracts and unexpired leases with any of the Debtors, any other party in interest in the Debtors’ chapter 11 cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing.

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PLEASE TAKE FURTHER NOTICE that copies of the Amended Plan, the Second Amended Plan, the Plan Supplement, the Plan Supplement Amendments, the Proposed Confirmation Order, the Amended Proposed Confirmation Order, the Confirmation Order, and all other documents filed in these chapter 11 cases are available free of charge by visiting http://www.omnimgt.com/memorialpp or by calling 877-773-8184. You may also obtain copies of the pleadings by visiting the Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

Dated:	, 2017
Houston, Texas

WEIL, GOTSHAL & MANGES LLP
Alfredo R. Pérez (15776275)
700 Louisiana Street, Suite 1700
Houston, Texas 77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511

-and-

WEIL, GOTSHAL & MANGES LLP
Gary T. Holtzer (pro hac vice)
Joseph H. Smolinsky (pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

Attorneys for the Debtors and Debtors in Possession

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